AGREEMENT AND PLAN OF MERGER

                                      among

                            PlayCore Wisconsin, Inc.
                                       and
                              HI Acquisition Corp.
                               (the "Buyer Group")

                                       and
         certain of the Shareholders of Heartland Industries, Inc. (DE)
                              (the "Shareholders")

                                       and

                         HEARTLAND INDUSTRIES, INC. (DE)
                                 (the "Company")




                                February 4, 1999

                                TABLE OF CONTENTS

                                                                           Page

1.    The Merger............................................................1

1.1      The Merger.........................................................1
1.2      Effect of the Merger...............................................1
1.3      Adoption by Stockholders...........................................2
1.4      Adoption of this Agreement by the Sole
          Stockholder of Buyer..............................................2
1.5      Consummation of the Merger.........................................2
1.6      Charter; Bylaws; Directors and Officers............................2
1.7      The Closing........................................................2

2.    Conversion of Shares..................................................3

2.1      Conversion of Shares...............................................3
2.2      Payment of Merger Consideration....................................4
2.3      Working Capital; Adjustment to Series A Consideration..............5
2.4      Company Obligations Adjustment.....................................8
2.5      Uncollected Checks.................................................8
2.6      Stock Options, Warrants, Treasury Shares, Etc......................8
2.7      Closing of Stock Transfer Books....................................8

3.    Representations and Warranties of the Shareholders and the Company....8

3.1      Corporate...........................................................9
3.2      Capitalization......................................................9
3.3      No Violation.......................................................10
3.4      Financial Statements...............................................10
3.5      No Litigation......................................................11
3.6      No Undisclosed Liabilities.........................................11
3.7      Intellectual Property; Computer Software...........................11
3.8      Owned Real Property; Leased Property...............................11
3.9      Title to and Condition of Property.................................12
3.10     Compliance With Laws and Orders....................................13
3.11     Inventory..........................................................13
3.12     Accounts Receivable................................................13
3.13     Material Contracts.................................................14
3.14     Taxes..............................................................14
1.15     Environmental Matters..............................................15
1.16     Insurance..........................................................17
1.17     Bank Accounts......................................................17
1.18     Employee Benefits..................................................17
1.19     Absence of Certain Changes.........................................18
1.20     Labor Matters......................................................18

1.21     Major Customers and Suppliers......................................19
1.22     Product Warranty and Product Liability.............................20
1.23     Affiliates'Relationships to Company................................20
1.24     Year 2000 Compliance...............................................20
1.25     Non-Compete Agreements.............................................20
1.26     Independent Contractors............................................21
1.27     No Other Representations...........................................21

4.    Individual Representations and Warranties of each Shareholder.........21

4.1      Title to Shares....................................................21
4.2      Authorization; Validity of Agreement...............................21
4.3      No Violations; Governmental Filings................................22

5.    Representations and Warranties of the Buyer Group.....................22

5.1      Organization of the Buyer..........................................22
5.2      Authorization; Validity of Agreement...............................22
5.3      No Violations; Governmental Filings................................23

6.    Covenants and Agreements..............................................23

6.1      [intentionally omitted]............................................23
6.2      Escrow Agreement...................................................23
6.3      Noncompetition; Confidentiality....................................23
6.4      General Release....................................................24
6.5      Conduct of the Business by the Company Pending the Closing.........25
6.6      Access to Information..............................................26
6.7      HSR Filings; Consents..............................................26
6.8      Public Statements..................................................27
6.9      Repayment of Indebtedness..........................................27
6.10     Payment of Management Bonus........................................27
6.11     Payment of Transactional Fees......................................27
6.12     Tax Returns........................................................27
6.13     Appraisal Rights...................................................28
6.14     Other Actions......................................................28
6.15     Indemnification of Directors and Officers and Controlling Persons..28
6.16     Severance..........................................................29

7.    Conditions to the Closing.............................................29

7.1      Conditions Precedent to the Shareholders'Obligations to Close......29
7.2      Conditions Precedent to the Buyer Group's Obligations to Close.....30

8.    Closing Deliveries and Actions........................................31

8.1      By the Buyer Group.................................................31

8.2      By the Shareholders................................................31

9.    Termination...........................................................32


10.   Indemnification.......................................................33

10.1     Indemnification by the Shareholders................................33
10.2     Indemnification by the Company.....................................34
10.3     Indemnification by the Buyer Group.................................34
10.4     Time Limitations...................................................34
10.5     Limitations on Amount; Order of Claims.............................35
10.6     Procedure for Indemnification--Third Party Claims
          other than Taxes..................................................36
10.7     Procedure for Indemnification - Tax Claims.........................37
10.8     Mitigation of Damages..............................................37
10.9     Knowledge and Material Qualifiers..................................38
10.10    Recovery of Legal Fees and Expenses................................38
10.11    Certain Environmental Matters......................................38
10.12    Breach of Independent Contractor Representation....................39

11.   Miscellaneous.........................................................39

11.1     Disclosure Schedule................................................39
11.2     Shareholders'Representative........................................39
11.3     Company's Knowledge................................................40
11.4     Amendments.........................................................40
11.5     Waiver.............................................................40
11.6     Jurisdiction.......................................................40
11.7     Notices............................................................41
11.8     Entire Agreement...................................................42
11.9     Further Assurances.................................................42
11.10    Severability.......................................................42
11.11    Assignment.........................................................43

                                    Schedules

Schedule 3.1(a)             Qualifications to do Business
Schedule 3.1(c)             Directors and Officers
Schedule 3.2(a)             Capitalization
Schedule 3.4                Financial Statements
Schedule 3.5                Litigation
Schedule 3.6                Undisclosed Liabilities
Schedule 3.7                Intellectual Property
Schedule 3.8                Leased Real Property; Material Facilities
Schedule 3.9(a)(i)          Leased Personal Property
Schedule 3.9(a)(ii)         Liens
Schedule 3.10(a)            Compliance with Laws and Orders
Schedule 3.10(b)            Licenses and Permits
Schedule 3.12               Accounts Receivable
Schedule 3.13               Material Contracts
Schedule 3.14               Tax Audits
Schedule 3.15               Environmental
Schedule 3.16               Insurance
Schedule 3.17               Bank Accounts
Schedule 3.18(a)            Employee Benefit Plans
Schedule 3.19               Absence of Changes
Schedule 3.21(a)            Major Customers
Schedule 3.21(b)            Major Suppliers
Schedule 3.21(c)            Sales Representatives
Schedule 3.22               Product Liability
Schedule 3.23               Affiliate Obligations
Schedule 3.25               Non-compete Agreements
Schedule 4.1                Liens on the Shares
Schedule 4.3                Governmental Filings (Shareholders)
Schedule 5.3(b)             Governmental Filings (Buyer Group)
Schedule 6.3                Shareholders Subject to Non-Compete
Schedule 6.7(b)             Consents
Schedule 6.10               Management Bonus
Schedule 6.11               Transactional Fees
Schedule 7.2(d)             Material Consents
Schedule 10.11(c)           Environmental Compliance

                             Exhibits

Exhibit A                    Shareholders
Exhibit B                    Form of Certificate of Merger
Exhibit C                    Form of Promissory Note
Exhibit D                    Working Capital Schedule
Exhibit E                    [intentionally omitted]
Exhibit F                    Form of Escrow Agreement
Exhibit 8.1(i)               Opinion of Counsel to the Buyer Group
Exhibit 8.2(h)               Opinion of Counsel to the Shareholders

                         AGREEMENT AND PLAN OF MERGER

                             Dated February 4, 1999

       The parties to this Agreement are PlayCore Wisconsin, Inc., a corporation organized under the laws of the state of Wisconsin and formerly known as Newco, Inc. (the "Parent"), and HI Acquisition Corp., a corporation organized under the laws of the state of Delaware and a wholly-owned subsidiary of Parent (the "Buyer" and together with Parent, the "Buyer Group"), on the one hand, and Heartland Industries, Inc. (DE), a corporation organized under the laws of the state of Delaware (the "Company") and those shareholders of the Company set forth on Exhibit A hereto (collectively the "Shareholders"), on the other hand. The Company is sometimes referred to herein as the "Surviving Corporation."

                                    RECITALS

       A. The Buyer Group, the Company and the Shareholders desire that Buyer merge with and into the Company (the "Merger"), upon the terms and conditions set forth herein and in accordance with the Delaware General Corporation Law ("DGCL") with the result that the Company will continue as the Surviving Corporation and the separate existence of the Buyer shall cease.

       B. The Board of Directors of the Company has determined that the Merger is in the best interests of the Company's stockholders and has duly adopted a resolution declaring advisable and approving this Agreement and the transactions contemplated thereby.

       C. The Shareholders wish to designate an agent and attorney-in-fact with authority to act on their behalf in connection with the Merger and the transactions contemplated herein.

       D. The Company is engaged in the business of manufacturing and selling yard barns, outdoor storage sheds and buildings, garages and weekender cabins (the "Business").

       It is therefore agreed as follows:

       1. The Merger.

       1.1 The Merger. Upon the terms and conditions hereinafter set forth and in accordance with the DGCL, at the Effective Time (as hereinafter defined), Buyer shall be merged with and into the Company and thereupon the separate existence of Buyer shall cease and the Company shall continue to exist as the Surviving Corporation under and be governed by the DGCL.

       1.2 Effect of the Merger. After the Effective Time, pursuant to the DGCL, the separate existence of Buyer will cease and the Surviving Corporation shall succeed, without other transfer, to all the rights and property of Buyer and shall be subject to all the debts and liabilities of Buyer in the same manner as if the Surviving Corporation had itself incurred them.

       1.3 Adoption by Stockholders. Upon the execution of this Agreement, the stockholders of the Company holding at least a majority of the outstanding shares of the Company's common stock, par value $.01 per share (the "Common Stock"), shall adopt this Agreement and approve the transactions contemplated herein and the Certificate of Merger (as defined in Section 1.5), the Escrow Agreement (as defined in section 6.2) and the Note (defined in Section 2.1(a)) (the Certificate of Merger, the Escrow Agreement and the Note are collectively referred to herein as the "Ancillary Instruments") by written consent action (the "Stockholders' Consent") as permitted by the DGCL and the Company's Certificate of Incorporation and Bylaws.

       1.4 Adoption of this Agreement by the Sole Stockholder of Buyer. This Agreement has been adopted by Parent, which is the sole stockholder of Buyer, pursuant to a written consent action as permitted by the DGCL.

       1.5 Consummation of the Merger. The Merger shall become effective upon the filing with the Secretary of State of the state of Delaware of a duly executed Certificate of Merger in the form of Exhibit B (the "Certificate of Merger"). The Merger shall be effective when the Certificate of Merger has been filed. The date and time when the Merger is effective is referred to as the "Effective Time".

       1.6 Charter; Bylaws; Directors and Officers. The Certificate of Incorporation of the Company from and after the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation as provided by the DGCL. The Bylaws of the Company from and after the Effective Time shall be the Bylaws of the Surviving Corporation. The initial directors and officers of the Surviving Corporation on and after the Effective Time shall be the directors and officers, respectively, of the Buyer immediately prior to the Effective Time, in each case until their respective successors are duly elected and qualified.

       1.7 The Closing. The consummation of the Merger and the other transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53213 at 10:00 a.m., local time, on February 15, 1999, or such other date, time or place as may be agreed to in writing by the parties hereto (the "Closing Date").

       2. Conversion of Shares.

       2.1 Conversion of Shares. By virtue of the Merger and without any action on the part of the holders of capital stock of the Company, at the Effective Time all outstanding shares of capital stock of the Company shall be converted as follows:

       (a) Company Series A Preferred Stock. The shares of series A preferred stock of the Company, par value $.01 per share (the "Series A Preferred Stock"), issued and outstanding immediately prior to the Effective Time shall be converted into (i) the right to receive in cash an aggregate amount equal to the Series A Cash Consideration, (ii) the right to receive in cash an aggregate of $1,321,600, plus any interest earned thereon in accordance with the terms of the Escrow Agreement (as defined herein) less any amounts paid to Buyer Group in accordance with the terms thereof (the "Additional Series A Consideration") and
(iii) the right to receive an
aggregate of $500,000 pursuant to a subordinated Promissory Note (the "Note"), substantially in the form of Exhibit C hereto (the "Note Consideration" together with the Series A Cash Consideration and the Additional Series A Consideration, the "Series A Consideration"), in each case to be paid to the Shareholders' Representative (as defined herein) in accordance with Section 2.2 allocated as set forth in Schedule 2.2. Immediately after the Effective Time, all shares of Series A Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive his, her or its pro rata share of the Series A Consideration allocated as set forth in Schedule 2.2. The Series A Cash Consideration is subject to adjustment as set forth in Sections 2.3 and
2.4. "Series A Cash Consideration" shall mean an amount equal to $4,970,863 (A) plus or minus the amount of Cash (defined below) as of January 31, 1999, (B) less (1) the amount paid by the Company to certain management personnel of the Company pursuant to Section 6.10, (2) the amount paid by the Company to certain third parties pursuant to Section 6.11, (3) the amount of the Cumulative Consideration and Common Consideration, as such terms are defined in Section 2.1(b) and (c) below, and (C) either (1) adjusted downward dollar for dollar by the amount the outstanding balance (principal and accrued interest) under the Provident Loan Agreement as of January 31, 1999 is greater than $6,207,537 or
(2) adjusted upward dollar for dollar by the amount the outstanding balance under the Provident Loan Agreement as of January 31, 1999 is less than $6,207,537. "Cash" shall mean the sum of (whether positive or negative) the cash in the Bank Accounts (as defined herein) as of January 31, 1999 plus the amount of cash evidenced by the checks listed on the Branch Check List (as defined herein) as determined in accordance with past practice of the Company.

       (b) Company Cumulative Preferred Stock. The shares of cumulative preferred stock of the Company, par value $.01 per share (the "Cumulative Preferred Stock"), issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive in cash an aggregate of the product of .01 and the number of shares of Cumulative Preferred Stock outstanding immediately prior to the Effective Time (the "Cumulative Consideration") to be paid to the Shareholders' Representative in accordance with Section 2.2 allocated as set forth in Schedule 2.2. Immediately after the Effective Time, all shares of Cumulative Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive his, her or its pro rata share of the Cumulative Consideration allocated as set forth in
Schedule 2.2.

       (c) Company Common Stock. The shares of Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive in cash an aggregate of the product of .01 and the number of shares of Common Stock outstanding immediately prior to the Effective Time (the "Common Consideration") to be paid to the Shareholders' Representative in accordance with Section 2.2 allocated as set forth in Schedule 2.2. Immediately after the Effective Time, all shares of Common Stock shall no longer be outstanding and shall automatically be canceled and retired and cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive his, her or its pro rata share of the Common Consideration allocated as set forth in
Schedule 2.2.

       (d) Buyer's Shares. Each of the shares of common stock, par value $.01 of the Buyer (the "Buyer's Common Stock"), issued and outstanding immediately prior to the Effective Time shall, upon surrender of the certificate formerly representing the Buyer's Common Stock, be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

       (e) Dissenting Shareholders. Any issued and outstanding shares of capital stock held by a stockholder of the Company who shall not have voted in favor of the Merger nor consented thereto in writing and who shall have properly demanded, in writing, appraisal for such shares in accordance with Section 262 of the DGCL and who objects to the Merger and complies with all of the provisions of the DGCL concerning the right of such person to dissent from the Merger and demand appraisal of such shares (a "Dissenting Stockholder") shall not be converted into the right to receive any portion of the Merger Consideration (as defined below), but shall, from and after the Effective Time, represent only the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the DGCL; provided, however, shares of stock outstanding immediately prior to the Effective Time and held by a Dissenting Stockholder who shall, after the Effective Time, effectively withdraw his, her or its demand for appraisal or lose his, her or its right of appraisal, in either case pursuant to the DGCL, of such shares, shall, if such shares are shares of Series A Preferred Stock, be deemed to be converted, as of the Effective Time, into the right to receive his, her or its pro rata share of the Class A Consideration in accordance with this Article 2, without interest, or, if such shares are shares of Cumulative Preferred Stock, be deemed to be converted, as of the Effective Time, into the right to receive his, her or its pro rata share of the Cumulative Consideration in accordance with this Article 2, without interest, or if such shares are shares of Common Stock, be deemed to be converted, as of the Effective Time, into the right to receive his, her or its pro rata share of the Common Consideration in accordance with Article 2, without interest. Any party hereto which receives a demand from a Dissenting Stockholder for payment of his, her or its shares of Company stock shall give prompt notice of such demand to each other party hereto. Such notice shall include the identity of the Dissenting Shareholder and a summary of such Dissenting Shareholder's demand.

       2.2 Payment of Merger Consideration.

       (a) Common Stock, Cumulative and Series A Considerations. The Common Stock Consideration, Cumulative Consideration and Series A Consideration shall be paid by the Buyer in accordance with Schedule 2.2 and delivered to the Shareholders' Representative for payment to the stockholders of the Company in accordance with Section 2.2(d).

       (b)  Additional   Series  A  Consideration.   The  Additional   Series  A
Consideration shall be paid by the Buyer to the escrow agent (the "Escrow Agent") under the Escrow Agreement to be entered into pursuant to Section 6.2.

       (c) Note Consideration. Payments under the Note shall be paid by the Buyer Group to the Shareholders' Representative in accordance with the terms of the Note and this Agreement. Payments under the Note may be offset pursuant to
Section 10.5(b) by the amount of any indemnification claim which the Buyer Group, Buyer's Affiliates or the Surviving Corporation may have pursuant to
Article 10; provided, however, that if Shareholders' Representative objects to Buyer's offset for amounts due under the Note for any such claim within 30 days of notice of such claim and such claim is greater than $50,000, or the aggregate of such claim and all prior claims for which the Buyer Group claimed an offset is greater than $75,000, the amount due under the Note (to the extent of such claim) shall be paid to the Escrow Agent to be held as Additional Series A Consideration and distributed in accordance with the Escrow Agreement.

       (d) Shareholders' Representative. The Shareholders' Representative shall be solely responsible for distributing to each holder of shares of Common Stock, Cumulative Preferred Stock and Series A Preferred Stock such holder's pro rata share of Common Consideration, Cumulative Consideration and Series A Consideration (collectively, the "Merger Consideration"), respectively, in accordance with the number of shares of Common Stock, Cumulative Preferred Stock and Series A Preferred Stock owned by such holder immediately prior the Effective Time as set forth on Schedule 3.2. Shareholders' Representative shall distribute Merger Consideration to stockholders only upon receipt by Shareholders' Representative of such holder's stock certificate evidencing Series A Preferred Stock, Cumulative Preferred Stock or Common Stock, respectively. Shareholders' Representative shall forward all such certificates to the Company upon receipt. If the Shareholders' Representative fails or is unable to distribute all of the Merger Consideration received by it within 120 days of such receipt, it shall promptly return any remaining Merger Consideration to the Buyer Group. Buyer Group shall indemnify the Shareholders' Representative and the Shareholders against any legitimate claim by any person who held capital stock of the Company immediately prior to the Effective Time for payment of such returned Merger Consideration; provided, however, that Buyer Group's indemnification obligation under this Section shall not exceed in the aggregate the amount of such returned Merger Consideration. No interest shall accrue or be payable on any Merger Consideration except as provided in the Note or under Delaware law. Neither the Buyer Group, Surviving Corporation nor the Shareholders' Representative shall be liable to any holder of shares of Common Stock, Cumulative Preferred Stock or Series A Preferred Stock for any Merger Consideration (or dividends or distributions with respect thereto) delivered to a public official as required by any applicable abandoned property, escheat or similar law.

       2.3 Working Capital; Adjustment to Series A Consideration.

       (a) Within 90 days following the Closing, the Buyer Group shall cause to be delivered to the Shareholders' Representative, a "Working Capital Schedule" as of January 31, 1999 (the "Closing Working Capital Schedule") to be prepared in accordance with the past practices of the Company and the results of the Inventory (as defined below). A Working Capital Schedule Forecast as of January 31, 1999 is annexed hereto as Exhibit D (the "Working Capital Schedule Forecast") which has been prepared by the Company in accordance with the past practices of the Company. The Closing Working Capital Schedule shall set forth the Buyer Group's calculations at and as of January 31, 1999 of the Net Working Capital and the Series A Cash Consideration Adjustment , as such terms are defined in subsection (e) of this Section 2.3. On January 29, 1999, Company has conducted its standard month end physical inventory in accordance with the past practices of the Company (the "Inventory"). The Company shall allow Buyer Group and its representatives and advisors to conduct such testing of the Inventory prior to the Closing Date as they deem appropriate, and if discrepancies are determined, the Buyer Group may require the Company to conduct a second inventory that shall be conducted no more than three days prior to the Closing Date at which Buyer Group and its representatives and advisors may be present and fully participate in all aspects of such second inventory.

       (b) The Shareholders' Representative and the Shareholders' accountants shall review the same and advise the Buyer Group within 45 days of receipt of the Closing Working Capital Schedule of any dispute or disagreement.

       (c) Any dispute or disagreement which may arise between the Buyer Group and the Shareholders' Representative as to the appropriate amount of the Series A Cash Consideration Adjustment calculated in accordance with this Agreement shall be resolved in the following manner:

              (i) If the Shareholders' Representative disputes the amount of the Series A Cash Consideration Adjustment, he shall notify the Buyer Group in writing (a "Dispute Notice"), within 45 days after receipt of the Closing Working Capital Schedule, that such party disputes the amount of the Series A Cash Consideration Adjustment as set forth in the Closing Working Capital Schedule. Such notice shall specify in reasonable detail the nature of the dispute and shall include a computation of the amount claimed as the proper amount of the Series A Cash Consideration Adjustment calculated in accordance with this Agreement.

              (ii) During the 45 day period following the date of delivery of the Dispute Notice, the Shareholders' Representative and the Buyer Group shall in good faith attempt to resolve such dispute by mutual agreement; if the Shareholders' Representative and the Buyer Group are able to resolve the dispute, the parties shall set forth the Series A Cash Consideration Adjustment in a written agreement signed by both parties (the "Series A Cash Consideration Adjustment Agreement").

              (iii) If at the end of the 45 day period following the date of delivery of the Dispute Notice, the Shareholders' Representative and the Buyer Group shall have failed to reach a mutual written agreement with respect to the proper amount of the Series A Cash Consideration Adjustment, the matter shall be referred to the Chicago office of Arthur Andersen, independent certified public accountants (the "Arbitrator"), which shall act as an arbitrator and shall issue and deliver, by personal delivery, its report (the "Arbitrator's Report") as to its calculation of the Series A Cash Consideration Adjustment in accordance with this Agreement within 60 days after the date such dispute is referred to the Arbitrator. The Arbitrator shall have the right to conduct such investigation as it deems necessary in order to perform its duties under this Section 2.3, and each party shall cooperate fully with such investigation. The Buyer Group on the one hand and the Shareholders on the other hand shall bear the costs and expenses of the Arbitrator in connection with any such arbitration. This provision for arbitration shall be specifically enforceable by the parties hereto and the decision of the Arbitrator in accordance with the provisions hereof shall be final, conclusive, binding and enforceable against each of the parties hereto.

       (d) Not later than the close of business on the second business day following the Determination Date (as defined in subsection (e) of this Section 2.3), (i) if the Series A Cash

Consideration Adjustment is a negative number, the Shareholders shall be jointly and severally obligated to deliver to the Buyer Group in the aggregate an amount equal to the absolute value of such number or (ii) if the Series A Cash Consideration Adjustment is a positive number, the Buyer Group shall be jointly and severally obligated to deliver to the Shareholders' Representative an amount equal to such number, provided, however, that the amount delivered by the Buyer Group pursuant to this Section 2.3(d)(ii) shall not exceed the difference between (1) principal and accrued but unpaid interest thereon outstanding under the Provident Loan Agreement (as defined herein) as of January 31, 1999 less the amount of Cash (as defined in Section 2.1(a)) and (2) $5,302,000. If the Series A Cash Consideration Adjustment is zero, than no amount shall be due under this Agreement to any party hereto.

       (e) As used herein, the following terms shall have the following meanings:

              (i) (a) "Current Assets" shall mean the current assets of the Company, specified in Exhibit D, calculated in accordance with the past practices of the Company, and (b) "Current Liabilities" shall mean the current liabilities of the Company, specified in Exhibit D, calculated in accordance with the past practices of the Company, less any Accrued Interest and Management Fees (as described in Exhibit D).

              (ii) "Net Working Capital" shall mean Current Assets less Current Liabilities, as calculated in accordance with this Section 2.3.

              (iii) "Determination Date" shall mean the earlier of (A) the date which is 45 days following the delivery of the Closing Working Capital Schedule, provided that no Dispute Notice shall have been delivered to either the Buyer Group or the Shareholders' Representative by such date, and (B) if a Dispute Notice is timely delivered in accordance with subsection (e) of this Section 2.3, the earlier of (1) mutual agreement by the parties of the amount of the Series A Cash Consideration Adjustment and (2) the date of delivery of the Arbitrator's Report.

              (iv) "Series A Cash Consideration Adjustment " shall mean the difference between $3,300,000 and the Net Working Capital. The Series A Cash Consideration Adjustment will be a positive number if the Net Working Capital is greater than $3,300,000 and a negative number if the Net Working Capital is less than $3,300,000 in each case, as calculated and set forth in (A) the Closing Working Capital Schedule, if no Dispute Notice shall have been delivered to either the Buyer Group or the Shareholders' Representative pursuant to this Agreement by the date which is 45 days following the delivery of the Closing Working Capital Schedule, (B) the Series A Cash Consideration Adjustment Agreement, if any, if the parties mutually agree in writing to the Series A Cash Consideration Adjustment, or (C) the Arbitrator's Report, if such report is required and delivered in accordance with this Agreement.

       2.4 Company Obligations Adjustment. After taking into consideration the payments (the "Sections 6.9, 6.10 and 6.11 Payments") to be made by the Company to the third parties referred to in Sections 6.9, 6.10 and 6.11 (the "Obligees"), (a) any additional amounts determined to be actually owed to the Obligees by the Company shall, after receipt of invoices or other documentation from each Obligee setting forth the final amount owed by the Company to such Obligee for the obligations described in Sections 6.9, 6.10 and 6.11, be paid by the Shareholders to the Buyer Group and (b) any amount by which the Section 6.9, 6.10 and 6.11 Payments were greater than the actual amounts owed to the Obligees by the Company shall, upon receipt by the Surviving
Corporation of such amount from the Obligees, be paid by the Surviving Corporation to the Shareholders' Representative as additional Series A Cash Consideration to be distributed by the Shareholders' Representative pursuant to
Section 2.2.

       2.5 Uncollected Checks. If any of the checks listed in the Branch Check List fail to result in actual credit to the Company, the Shareholders shall be jointly and severally liable to pay to the Buyer Group the amount uncollected on such checks, and shall make such payment within 45 days of the Closing Date. Such payment by the Shareholders shall be conditioned upon an assignment to the Shareholders of the Company's rights against the makers of such checks.

       2.6 Stock Options, Warrants, Treasury Shares, Etc. Prior to the Effective Time, the Company shall cause each outstanding stock option, warrant or other right to purchase any capital stock of the Company, if any, whether or not then exercisable or vested, to be canceled, and no cash or other consideration shall be paid or delivered in exchange therefor. Any shares of capital stock held in the treasury of the Company, if any, shall be canceled and retired and no cash, securities or other consideration shall be paid in respect of such shares.

       2.7 Closing of Stock Transfer Books. On and after the date of this Agreement there shall be no transfers on the stock transfer books of the Company of shares of capital stock of the Company that were issued and outstanding immediately prior to the date hereof.

       3. Representations and Warranties of the Shareholders and the Company. The Company and Shareholders, severally in the manner provided in Section 10.1(b), make the following representations and warranties to the Buyer Group, each of which is true and correct on the date hereof and shall survive the Closing of the transactions provided for herein as set forth in Section 10.4.

       3.1 Corporate.

       (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and is duly qualified as a foreign corporation in all jurisdictions in which it is required to be qualified. The states in which the Company is licensed or qualified to do business are listed in Schedule 3.1(a).

       (b) The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as and where such business is now being conducted.

       (c) The copies of the Certificate of Incorporation and Bylaws of the Company, including any amendments thereto, which have been delivered by the Company to Buyer Group are true, correct and complete copies of such instruments as presently in effect. The corporate minute book and stock records of the Company which have been furnished to Buyer Group for inspection are true, correct and complete and accurately reflect all material corporate action taken by the Company. The directors and officers of the Company are listed in Schedule 3.1(c) (the "Directors and Officers").

       (d) The Company has all necessary power, legal right, capacity and authority to execute and deliver this Agreement and each Ancillary Instrument to which it is a party, perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and each Ancillary Instrument to which the Company is a party has been authorized by the Company's Board of Directors and will be authorized by the stockholders of the Company upon execution of the Stockholders' Consent and, except for execution of the Stockholders' Consent, no further action by the Company's Board of Directors or stockholders is necessary therefore.

       3.2 Capitalization.

       (a) The authorized capital stock of the Company consists of 1,900,000 shares of Common Stock, 100,000 shares of Series A Preferred Stock and 1,000 shares of Cumulative Preferred Stock. There are 1,000,000 shares of Common Stock, 1,143.32 shares of Series A Preferred Stock and 85.6547 shares of Cumulative Preferred Stock issued and outstanding (the Series A Preferred Stock and Cumulative Preferred Stock are collectively referred to as the "Preferred Stock"). Schedule 3.2(a) sets forth each holder of Common Stock and Preferred Stock and the number of shares of Common Stock, Series A Preferred Stock and Cumulative Preferred Stock held by each such holder immediately prior to the Effective Time. All such shares of capital stock of the Company are validly issued, fully paid and nonassessable. Except as set forth in Schedule 3.2(a), there are no (i) securities convertible into or exchangeable for any of the Company's capital stock or other securities, (ii) options, warrants or other rights to purchase or subscribe to capital stock or other securities of the Company or securities which are convertible into or exchangeable for capital stock or other securities of the Company, or (iii) Contracts or arrangements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of the Company, any such convertible or exchangeable securities or any such options, warrants or other rights.

       (b) The Company does not own nor ever has owned any outstanding shares of capital stock or other equity interests of any partnership, joint venture, trust, corporation, limited liability company or other entity and there are no obligations of the Company to repurchase, redeem or otherwise acquire any capital stock or equity interest of the Company.

       3.3 No Violation. Neither the execution or delivery by the Company of this Agreement or any of the Ancillary Instruments to which it is a party, the performance by the Company of its obligations hereunder or thereunder nor the consummation by the Company of the transactions contemplated hereby will, (a) violate any provision of the Company's Certificate of Incorporation, Bylaws or other organizational documents, (b) except for the Contracts set forth on
Schedule 6.7(b), violate any provision of any Contract to which the Company is a party or by which any of the properties or assets of the Company may be bound or otherwise subject, (c) violate any statute, law, ordinance, rule or regulation (collectively, "Laws") or any order, writ, injunction, judgment, plan or decree (collectively, "Orders") of any court, arbitrator, department, commission, board, bureau, agency, authority, instrumentality or other body, whether federal, state, municipal, foreign or other (collectively, "Government Entities"), or (d) except for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), will require any authorization, consent, approval, exemption or other action by or notice to any Government Entity.

       3.4 Financial Statements. Schedule 3.4 contains (i) the balance sheet, related statements of operations, changes in shareholder's equity and cash flows (including the related notes) of the Company for the fiscal years ended January 31, 1997 and January 31, 1996 respectively audited by Coopers & Lybrand L.L.P. (now known as PricewaterhouseCoopers) and the report of that firm is included in
Schedule 3.4, and the draft audited balance sheet, related statements of operations, changes in shareholder's equity and cash flows (including the related notes) of the Company for the fiscal year ended January 31, 1998 (all of the foregoing, the "Financial Statements") and (ii) a balance sheet as of November 30, 1998 and the related statement of operations, changes in shareholder's equity and cash flows for the nine-month period then ended (the "Interim Financial Statement"). The Financial Statements and Interim Financial Statement are true, complete and accurate, have been prepared in accordance with the books and records of the Company, fairly present the financial position and results of operations and cash flow of the Company as of the dates thereof and for the periods covered thereby and have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), except with respect to the Interim Financial Statement for the absence of footnotes and for adjustments and accruals.

       3.5 No Litigation. Except as set forth in Schedule 3.5, there is no action, suit, arbitration, proceeding, investigation or inquiry, whether civil, criminal or administrative ("Litigation") pending or, to the Knowledge of the Company, threatened against Company, its directors (in such capacity), its business or any of its assets. Except as set forth in Schedule 3.5, neither Company nor its business or assets is subject to any Order of any Government Entity.

       3.6 No Undisclosed Liabilities. Except as and to the extent specifically disclosed in the Interim Financial Statement, or in Schedule 3.6, Company does not have any liabilities, commitments or obligations (secured or unsecured, and whether accrued, absolute, contingent, direct or indirect), other than commercial liabilities and obligations incurred since the date of the Interim Financial Statement in the ordinary course of business and consistent with past practice.

       3.7 Intellectual Property; Computer Software. Schedule 3.7 lists all trademarks, tradenames, business identifiers, service marks, logos, assumed names, copyrights, patents, material computer programs, and all material related registrations and applications therefor (collectively, "Intellectual Property") that are owned by the Company or used by the Company in the operation of its business. All such Intellectual Property, together with all inventions, know how, trade secrets, discoveries, improvements, designs, shop and royalty rights, all other types of intellectual property that are owned by the Company or used by the Company in the operation of its business, are referred to herein as the "Trade Rights". Except as set forth in Schedule 3.7, the Company has all rights by virtue of ownership, license or other agreement to use all Trade Rights in connection with its business consistent with past practice. All Trade Rights shown as registered in Schedule 3.7 has been properly registered, all pending registrations and applications have been properly made and filed and all annuity, maintenance, renewal and other fees relating to registrations or applications are current. The Company has all Trade Rights to conduct the Business of Company as it is currently being conducted. The operation of the Company's Business as it is currently conducted is not infringing and has not infringed any Trade Rights of another person or entity, nor to the Knowledge of the Company is any other person or entity infringing the Trade Rights of the Company utilized by the Company in the operation of its Business as it is currently conducted. Company has not granted any license or made any assignment of any Trade Rights, nor does Company pay any royalties or other consideration for the right to use any Trade Rights of others. Without limiting any of the foregoing general representations and warranties, except as disclosed on
Schedule 3.7, Company has not entered into any contracts, commitments or understandings regarding Trade Rights related to the new yard barn door further described in Schedule 3.7 and, to the Shareholders' or Company's knowledge, no person or entity other than Company has made or asserted any claim or right to such Trade Rights.

       3.8 Owned Real Property; Leased Property. The Company does not own, and has never owned, any real property. The Company leases no real property other than those listed in Schedule 3.8 and Company is not a party to any lease of real property other than those described in Schedule 3.8. All real property leases described in Schedule 3.8 to which the Company is a party are in full force and effect in accordance with their terms and no real property lease has been assigned, modified, supplemented or amended except as set forth in Schedule
3.8. Company is not in default under any real property lease, nor has any event or omission occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder, and to the knowledge of Company, no landlord or subtenant is in default under any such real property lease, nor has any event or omission occurred, which through the passage of time or the giving of notice, or both, would constitute a default thereunder. Company has delivered to Buyer Group true, complete and correct copies of each real property lease listed in Schedule 3.8, and all assignments, supplements and amendments related thereto, each such real property lease represents the entire agreement of understanding between each respective landlord or subtenant and Company with respect to the leased real property. Schedule 3.8 sets forth the material terms for each real property lease, which terms are true, complete and correct. No security deposits have been deposited with any landlord except as set forth in
Schedule 3.8. Except as set forth on Schedule 6.7(b), no consents are required from any landlord as a result of the transactions contemplated in this Agreement. These are now in full force and effect for all leased real property duly issued certificates of occupancy permitting the real property and improvements located thereon to be legally used and occupied as the same are now constituted. To Company's knowledge, with respect to the leased real property comprising the facilities designated as material facilities on Schedule 3.8 (the "Material Facilities"), (a) no fact or condition exists which would prohibit or adversely affect the ordinary rights of access to and from the leased real property from and to the existing highways and roads and there is no pending or threatened restriction or denial, governmental or otherwise, upon such ingress and egress, and (b) there is not (i) any claim of adverse possession involving any of the Material Facilities, (ii) any property which encroaches on any of the boundaries of any Material Facility, or (iii) any structure of any other party which encroaches on the boundaries of any Material Facility. To Company's knowledge, no public improvements have been commenced and none are planned in which either case may result in special assessments against or otherwise have a material adverse effect on any Material Facility. To Company's knowledge, neither in whole nor any part of the leased real property is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor has any such condemnation, expropriation or taking been proposed.

       3.9 Title to and Condition of Property.

       (a) Title. The Company has good title, free and clear of all mortgages, liens, security interests, claims, pledges, licenses, options, conditional sales contracts, assessments, levies, easements, covenants, reservations, restrictions, limitations, charges or encumbrances of any nature whatsoever (collectively, "Liens"), to all of Company's assets, business and properties, including without limitation all such assets and properties reflected in the Interim Financial Statement, except for (i) those items of the leased personal property listed on Schedule 3.9(a)(i) which are leased by the Company pursuant to leases listed on Schedule 3.13, (ii) the Liens set forth on Schedule 3.9(a)(ii), and (iii) Liens, such as liens for taxes not yet delinquent, mechanics' liens or Liens for municipal and zoning ordinances and easements for public utilities, which do not materially interfere with or restrain the Company's operation of the Business or the use of the Company's assets and properties.

       (b) Condition. All material assets owned or utilized by the Company, are in reasonable operating condition and repair (normal wear and tear excepted).

       3.10 Compliance With Laws and Orders.

       (a) Compliance. Except as set forth in Schedule 3.10(a), Company is in Material compliance with all applicable Laws and Orders, including, without limitation, those applicable to discrimination in employment, occupational safety and health, trade practices, competition and pricing, product warranties, zoning, building and sanitation, employment, retirement and labor relations, product advertising and the Environmental Laws (as hereinafter defined). Except as set forth in Schedule 3.10(a), since January 1, 1994, the Company has not received notice of any Material violation or alleged violation of, and is subject to no Liability for past or continuing Material violation of, any Laws or Orders. All reports and returns required to be filed by Company with any Government Entity have been filed, and were accurate and complete when filed. Without limiting the generality of the foregoing (i) Company has made all required payments to its unemployment compensation reserve accounts with the appropriate governmental departments of the states where it is required to maintain such accounts, and each of such accounts has a positive balance and
(ii) Company has delivered to Buyer Group copies of all reports of Company for the past five (5) years required under the federal Occupational Safety and Health Act of 1970, as amended, and under all other applicable health and safety laws and regulations. The deficiencies, if any, noted on such reports have been corrected.

       (b) Licenses and Permits. Except as set forth in Schedule 3.10(b), Company has all Material licenses, permits, approvals, authorizations and consents of all Government Entities and all certification organizations required for the conduct of the Business (as presently conducted and as proposed to be conducted) and operation of Company's facilities. All such licenses, permits, approvals, authorizations and consents are described in Schedule 3.10(b) and, except as set forth in Schedule 3.10(b), are in full force and effect. To the Knowledge of the Company and except as set forth in Schedule 3.10(b), Company (including its operations, properties and assets) is and has been in Material compliance with all such permits and licenses, approvals, authorizations and consents.

       3.11 Inventory. The inventory of the Company has been, and as of the Effective Time will have been, acquired in the open market, in the ordinary course of business consistent with past practice, at market prices prevailing at the time and consists, and as of the Effective Time will have consisted, of a quality and quantity usable and saleable in the ordinary course of business, net of reserves.

       3.12 Accounts Receivable. The accounts receivable of the Company have arisen, and as of the Effective Time will have arisen, from arm's length bona fide transactions actually made in the ordinary course of the Company's business consistent with past practice. All accounts receivable of the Company are collectible (net of the reserve shown on the Interim Financial Statement for doubtful accounts) in the ordinary course of business; are subject to no counterclaim or setoff other than in the ordinary course of business; and are not in dispute. Schedule 3.12 contains an aged schedule of accounts receivable included in the Interim Financial Statement.

       3.13 Material Contracts. Schedule 3.13 sets forth a list of every contract, obligations, understanding, agreement or other commitment (whether written or oral) (collectively, "Contracts") entered into by the Company that
(i) provides for aggregate future payments by or to the Company of more than $50,000 or has an unexpired term exceeding six months or may not be canceled upon more than 30 days notice without any liability, penalty or premium; (ii) that was entered into by the Company with any Affiliate (as herein defined);
(iii) that involves the purchase, lease or ownership of any real property by or for the Company; or (iv) that is a loan agreement, promissory note, letter of credit, guaranty or other evidence of indebtedness (the foregoing, collectively, "Material Contracts"). The Company has provided to Buyer Group a true, complete and correct copy of each Material Contract. Without limiting the generality of the foregoing, Company is not a party to nor is it bound by any Contract requiring Company to assign any interest in any trade secret or proprietary information, or prohibiting or restricting Company from competing in any business or geographical area or soliciting customers or otherwise restricting it from carrying on its business anywhere in the world. Company is not in default under any Material Contract, nor to the knowledge of the Company has any event or omission occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or cause the acceleration of any of Company's obligations or result in the creation of any Lien on any of the assets owned, used or occupied by Company. To the Company's knowledge, no third party is in default under any Material Contract, nor has any event or omission occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or give rise to an automatic termination, or the right of discretionary termination, thereof. Each Material Contract which by its terms requires the consent of a party thereto to the Merger and the consummation of the transactions contemplated by this Agreement is listed on Schedule 6.7(b).

       3.14 Taxes.

       (a) Tax Returns. The Company: (i) has duly and timely filed with the appropriate authorities all Tax Returns (as defined below) required to be filed by or on behalf of the Company on or before the date hereof and has delivered to the Buyer Group true and complete copies of all such Tax Returns for each of its three (3) most recent fiscal years, which Tax Returns are true, correct and complete, and (ii) has duly and timely paid or caused to be timely paid all Taxes (as defined below) due and payable in respect of all periods up to and including the date hereof, including without limitation all Taxes shown as due on any Tax Return. The provision made on the Interim Financial Statement for Taxes is sufficient for the payment of all Taxes not yet payable in respect of all periods up to and including the date hereof.

       (b) Tax Audits. The federal and state income Tax Returns of Company have been audited by the Internal Revenue Service and appropriate state taxing authorities for the periods and to the extent set forth in Schedule 3.14, and Company has not received from the Internal Revenue Service or from the tax authorities of any state, county, local or other jurisdiction any notice of underpayment of taxes or other deficiency which has not been paid nor any objection to any return or report filed by Company. There are outstanding no agreements or waivers extending the statutory period of limitations applicable to any Tax Return.

       (c) Other. Since January 1, 1993, Company has not (i) filed any consent or agreement under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) applied for any tax ruling, (iii) entered into a closing agreement with any taxing authority, (iv) filed an election under
Section 338(g) or Section 338(h)(10) of the Code (nor has a deemed election under Section 338(e) of the Code occurred), (v) made any payments, or been a party to an agreement (including this Agreement) that under any circumstances could obligate it to make payments that will not be deductible because of
Section 280G of the Code, or (vi) been a party to any tax allocation or tax sharing agreement. The Company is not a "United States real property holding company" within the meaning of Section 897 of the Code.

       For purposes of this Agreement, "Tax" means any tax, fee, levy, duty, assessment or other governmental charge imposed by any governmental authority (including without limitation any income, franchise, gross receipts, property, sales, use, excise, services, value added, ad valorem, withholding, social security, estimated, accumulated earnings, transfer, license, privilege, payroll, profits, capital stock, employment, unemployment, severance, stamp, minimum, environmental, occupancy, customs or occupation tax), including without limitation any liability therefor as a result of Treasury Regulation '1.1502-6 (or any comparable state, local or foreign Tax provision), as a transferee (including under Section 6901 of the Code or any comparable state, local or foreign Tax provision) or as a result of any Tax sharing or similar agreement, and any interest, additions to tax and penalties in connection therewith. "Tax Return" means any return, declaration, report, estimate, claim, information return or statement and any amendment thereto, together with any supporting information or schedules, which is filed or required to be filed under applicable Law in connection with the determination, assessment, collection, payment, refund or administration of any Tax, whether on a consolidated, combined, unitary or separate basis or otherwise.

       3.15 Environmental Matters.

       (a) Definitions. For purposes of this Section 3.15 the following terms shall have the following meanings:

       "Environmental Claim" shall mean any investigation, notice, violation, demand, suit, injunction, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial, or private in nature) arising (i) pursuant to, or in connection with, a violation by the Company of any Environmental Law, (ii) in connection with any Hazardous Material, (iii) from any abatement, removal, remedial, corrective, or other response action by the Company in connection with a Hazardous Material, Environmental Law or order of a Government Entity or (iv) from any damage, injury, threat, or harm to the environment by the Company.

       "Environmental Law" shall mean any current Legal Requirement and any Legal Requirement in effect as of and including the Closing Date pertaining to the protection of the environment, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq. ("RCRA"), and any implementing law, and any amendment, rule, or regulation issued thereunder.

       "Governmental  Approval"  shall  mean  any  permit,  license,   variance,
certificate, clearance, closure, exemption, decision or action or approval of a Government Entity which is required under an Environmental Law.

       "Hazardous Material" shall mean any material which is hazardous or toxic to the environment and which is subject to regulation, control or remediation under Environmental Law, including, without limitation, asbestos, polychlorinated biphenyl ("PCBs") and petroleum (including crude oil and any fraction thereof).

       "Legal Requirement" shall mean any treaty, convention, statute, law, regulation, ordinance, Governmental Approval, injunction, judgement, order, consent decree, or other requirement of any Government Entity relating to health, safety, natural resources and the environment.

       "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injection, escaping, leaching, dumping, or disposing into the indoor or outdoor environment including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks, and other receptacles containing or previously containing any Hazardous Material.

       (b) Warranties and Representations. Except as set forth in Schedule 3.15:

       (i) The Company has obtained all necessary Governmental Approvals necessary for the operations of their businesses and properties.

       (ii) The Company has not (a) caused any Release or disposal of any Hazardous Material at the Real Property or (b) caused any Release of any Hazardous Material at any third party property.

       (iii) The Company has not received any notification of any actual or potential responsibility for any Release at any third party property.

       (iv) To the Knowledge of the Company, no real property leased or owned by the Company contains any: (a) underground storage tank, (b) asbestos containing building material, PCBs, radon, or urea formaldehyde foam, (c) landfill or dump, or (d) hazardous waste management facility as defined pursuant to RCRA or any comparable state law.

       (v) To the Knowledge of the Company, there is no Environmental Claim involving any real property leased by the Company or other property formerly leased or operated by the Company or any subsidiary or to the knowledge of the Company threatened against the Company or any subsidiary.

       (vi) To the Knowledge of the Company, there are no conditions on, under or in any way affecting the real property owned or leased by the Company which would impose liability to the Company under any Environmental Law.

       (vii) Company does not utilize and has not utilized in the past any underground storage tanks, or any underground hoists, at any real property owned or leased by the Company, or formerly owned or leased by the Company.

       3.16 Insurance. Schedule 3.16 contains a list of all policies of insurance covering the Company, including policies of life, fire, theft, casualty, product liability, workmen's compensation, business interruption, employee fidelity and other casualty and liability insurance. All such policies are valid, outstanding and enforceable policies, and no such policy (nor any previous policy) provides for or is subject to any currently enforceable retroactive rate or premium adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events arising prior to the date hereof. No notice of cancellation or termination has been received with respect to any such policy, and neither Company nor any Shareholder has knowledge of any act or omission of Company which could result in cancellation of any such policy prior to its scheduled expiration date. There is no claim by Company pending under any such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies, and neither Company nor any of the Shareholders knows of any basis for denial of any claim under any such policy.

       3.17 Bank Accounts. Schedule 3.17 sets forth the names and locations of all banks, depositories and other financial institutions in which the Company has an account and the names of all persons authorized to draw thereon (the "Bank Accounts").

       3.18 Employee Benefits.

       (a) Schedule  3.18(a) lists each  "employee  benefit plan" (as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all other material employee benefit (including, without limitation, non-qualified), bonus, deferred compensation, incentive, stock option, phantom equity, stock appreciation rights (or other equity-based), severance, change-in-control and fringe benefit plans (each a "Plan" and collectively the "Plans") currently maintained for the benefit of, or contributed to or by the Company or any trade or business, whether or not incorporated that, together with the Company would be deemed treated as a "single employer" within the meaning of Section 414 of the Internal Revenue Code of 1986 (the "Code") (an "ERISA Affiliate"). A true, complete and correct copy of each Plan and any and all documents related thereto have been provided by Company to the Buyer Group.

       (b) Neither the Company nor any ERISA Affiliate has maintained, adopted or established, contributed to or been required to contribute to, or otherwise participated or been required to participate in (i) a "multiemployer plan" as defined in Section 3(37) of ERISA or (ii) a Plan subject to Title IV of ERISA,
Section 302 of ERISA, or Sections 412 and 4971 of the Code. No amount is due or owing from the Company on account of a "multiemployer plan" or on account of any withdrawal therefrom.

       (c) The Company is in Material compliance with all provisions of ERISA, the Code and all other Laws applicable to the Plans. The Company has timely filed all Material reports with respect to any Plans. The Internal Revenue Service has issued a favorable determination letter with respect to each Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code, and, as of the date hereof there are no circumstances nor any events that have occurred that could materially adversely affect the qualified status of any such plan or the related trust.

       (d) The Company is not subject to any Material dispute or controversy under any Law governing the Plans.

       (e) There does not now exist, nor do any circumstances now exist that could reasonably be expected to result in, any Material liability of the Company under (i) Title IV of ERISA, (ii) section 302 of ERISA, (iii) sections 412 and 4971 of the Code, (iv) section 4980B of the Code or sections 502 or 601-608 of ERISA, or (v) any other legal requirement with respect to any Plan, other than such liabilities that arise solely out of, or relate solely to, the benefits provided to participants and beneficiaries of such Plans.

       (f) No Plan provides Material benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of the Company beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension benefit plan" as defined in
Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of the Company, or (iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

       3.19 Absence of Certain Changes. Except as and to the extent set forth in
Schedule 3.19, since the date of the Interim Financial Statement there has not been (a) any material adverse change in the financial condition, assets, liabilities, business, prospects or operations of Company other than changes caused by general economic or industry conditions or trends or (b) any loss, damage or destruction, whether covered by insurance or not, affecting Company's business or properties.

       3.20 Labor Matters. Within the last five years Company has not experienced any labor disputes, union organization attempts or any work stoppage due to labor disagreements in connection with its business. Company is in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice. There is no unfair labor practice charge or complaint against Company pending or, to the Company's knowledge, threatened. There is no labor strike, dispute, request for representation, slowdown or stoppage actually pending or, to the Company's knowledge, threatened against or affecting Company nor any secondary boycott with respect to products of Company. There are no administrative charges or court complaints against Company concerning alleged employment discrimination or other employment related matters pending or threatened before the U.S. Equal Employment Opportunity Commission or any Government Entity. The Company has never been a party to a collective bargaining agreement with any union.

       3.21 Major Customers and Suppliers.

       (a) Major Customers. Schedule 3.21(a) contains a list of the five largest customers, including distributors, of Company for each of the two (2) most recent fiscal years (determined on the basis of the total dollar amount of net sales) showing the total dollar amount of net sales to each such customer during each such year. Neither Company nor any Shareholder has any knowledge or information of any facts indicating that any of the customers listed on Schedule 3.21(a) will not continue to be customers of the Company after the Closing at substantially the same level of purchases as heretofore.

       (b) Major Suppliers. Schedule 3.21(b) contains a list of the fifteen largest suppliers to Company for each of the two (2) most recent fiscal years (determined on the basis of the total dollar amount of purchases) showing the total dollar amount of purchases from each such supplier during each such year. Neither Company nor any Shareholder has any knowledge or information of any facts indicating that any of the suppliers listed on Schedule 3.21(b) will not continue to be suppliers to the Company after the Closing and will not continue to supply the Company with substantially the same quantity and quality of goods at competitive prices.

       (c) Sales Representatives. The Company has no, and has not had in the last twelve months, any franchisees. The Company does not sell, and has not sold during the last three years, its Products to any entity for resale other than to retailers. Schedule 3.21(c) contains (i) a list of all persons and entities that sell the Company's Products (defined in Section 3.22) on a commission basis pursuant to a Contract with Company (collectively, "Sales Representatives"), and clearly identifies such Sales Representatives with whom the Company has entered into a written Contract regarding the sale of the Company's Products, (ii) a sample copy of all written sales representative or dealer Contracts and policy statements, together with a description of all substantial modifications or exceptions thereto, and (iii) a description of all material oral Contracts with any Sales Representative. Except as set forth in Schedule 3.21(c), the Company has provided to Buyer Group a true, complete and correct executed copy of each written Contract regarding the sale of the Company's Products, including without limitation each sales representative and dealer Contract. The Company has paid all commissions due any Sales Representative where the failure to pay such amount would cause such obligation to be in default of the Company's Contract with such Sales Representative. Except as set forth on Schedule 3.21(c), the Company has not terminated any Sales Representative in the last twelve months. Each Sales Representative which has been terminated in the last twelve months (i) has been paid all commissions due such Sales Representative which were accrued in the ordinary course, (ii) was terminated in accordance with all applicable Laws and with any Contract Company had with such Sales Representative and (iii) is not currently involved in any dispute with Company relating to such termination.

       3.22 Product Warranty and Product Liability. Schedule 3.22 contains a true, correct and complete copy of Company's standard warranty or warranties for sales of Products (as defined below) and, except as stated therein, there are no warranties, commitments or obligations with respect to the return, repair or replacement of Products. Schedule 3.22 contains a description of all product liability claims and similar Litigation relating to products manufactured or sold, or services rendered, which are presently pending or which to Company's or any Shareholder's knowledge are threatened, or which have been asserted or commenced against Company within the last two years (whether or not covered by insurance). There are no defects in design, construction or manufacture of Products which would adversely affect performance or create an unusual risk of injury to persons or property. None of the Products has been the subject of any replacement, field fix, retrofit, modification or recall campaign by Company and, to Company's knowledge, no facts or conditions exist which could reasonably be expected to result in such a recall campaign. The Products have been designed and manufactured so as to meet and comply with all governmental standards and specifications currently in effect and have received all governmental approvals necessary to allow their sale and use. As used herein, the term "Products" means any and all products currently or at any time previously manufactured, distributed or sold by Company, or by any predecessor of Company under any brand name or mark under which products are or have been manufactured, distributed or sold by Company.

       3.23 Affiliates' Relationships to Company.

       (a) No Adverse Interests. No Affiliate has any direct or indirect interest in (i) any entity which does business with Company or is competitive with Company's business, or (ii) any property, asset or right which is used by Company in the conduct of its business.

       (b) Obligations. All obligations of any Affiliate to Company, and all obligations of Company to any Affiliate, which are not otherwise listed on
Schedule 3.13, are listed on Schedule 3.23. All Contracts of the Company with any Affiliate, stockholder of the Company, Affiliate of any stockholder of the Company or any third party relating to the payment of any fees for investment or advisory services are set forth on Schedule 3.23 regardless of whether such Contracts are set forth on any other Schedule hereto.

       3.24 Year 2000 Compliance. To the knowledge of the Company, none of the assets of the Company will require any material repair, rewrite, conversion or other adaptation that would cost the Company more than $100,000 in the aggregate in order to allow such assets to be used on any date after December 31, 1999 without material failure resulting from the assets' use of or reference to any date after December 31, 1999.

       3.25 Non-Compete Agreements. Schedule 3.25 contains a list of all persons with whom the Company has entered into an agreement which contains a non-competition covenant (the "Non-compete Agreements"). Except as set forth in
Schedule 3.25, the Company has provided to Buyer Group a true, correct and complete executed copy of each Non-Compete Agreement. Schedule 3.25 also contains a list of all Company Division Managers, Regional Managers, Production Center Managers, Branch Managers, and Assistant Branch Managers with whom the Company has not entered into a Non-compete Agreement. To the Company's Knowledge, except as set forth in Schedule 3.25, no current or past Non-compete Agreement has been held invalid by any Government Entity. Except as set forth on
Schedule 3.25, the Company has enforced the Non-compete Agreements in all instances in which the Company has been made aware of a material violation of the non-competition covenant set forth in a particular Non-compete Agreement.

       3.26 Independent Contractors. Company has at all times treated the persons engaged by it to assemble and install its Products (the "Independent Contractors") as independent contractors consistent with the standards set forth in Revenue Ruling 87-41 1987-1 CB 296.

       3.27 No Other Representations. Except as provided herein in this Article 3 and Article 4 below, neither the Company nor the Shareholders make any representations or warranties to the Buyer Group.

       4. Individual Representations and Warranties of each Shareholder. Each Shareholder hereby severally and not jointly represents and warrants to the Buyer Group as follows:

       4.1 Title to Shares. The shares of capital stock of the Company set forth opposite such Shareholder's name on Schedule 3.2 are owned of record and beneficially by such Shareholder, free and clear of all Liens, except for such Liens, if any, as set forth on Schedule 4.1, which Liens, if any, will be satisfied at the Closing. The shares of capital stock owned by such Shareholder have been duly authorized, are validly issued, fully paid and nonassessable. 4.2 Authorization; Validity of Agreement. Such Shareholder has all necessary power, legal right, capacity and authority to execute and deliver this Agreement and each Ancillary Instrument to which it is a party, perform his, her or its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. As to each Shareholder that is an entity, this Agreement and each Ancillary Instrument to which such Shareholder is a party has been duly authorized by all necessary corporate, partnership, trust or beneficiary action, as the case may be, on the part of such Shareholder and no further action on behalf of any manager, owner, partner, shareholder, director, officer, beneficiary or trustee of such Shareholder is necessary therefor. This Agreement has been duly executed and delivered by such Shareholder and is, and each such Ancillary Instrument to which such Shareholder is a party when executed and delivered will be, a valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) equitable principles of law.

       4.3 No Violations; Governmental Filings.

       (a) The execution, delivery and performance of this Agreement, and each Ancillary Instrument to which such Shareholder is a party, by such Shareholder does not, and the consummation by such Shareholder of the transactions contemplated hereby and thereby will not, (i) violate any provision of the Certificate of Incorporation, Bylaws or other corporate, organizational or governing document of such Shareholder, (ii) violate any provision of any Contract to which such Shareholder is a party or by which any of its properties or assets may be bound or otherwise subject or (iii) violate any Order of any Government Entity or any Law applicable to such Shareholder or any of his, hers or its properties or assets.

       (b) Except as set forth in Schedule 4.3, no filing, notice or registration with any Governmental Entity is required in connection with the execution, delivery and performance of this Agreement, or any Ancillary Instrument to which such Shareholder is a party, by such Shareholder or the consummation by such Shareholder of the transactions contemplated hereby or thereby.

       5. Representations and Warranties of the Buyer Group. Each member of the Buyer Group jointly and severally represents and warrants to the Shareholders as follows:

       5.1 Organization of the Buyer. Each member of the Buyer Group is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Parent is the parent entity of Buyer. The amount of Parent's total assets as of December 31, 1998 was in excess of $75,000,000.

       5.2 Authorization; Validity of Agreement. Each member of the Buyer Group has all necessary power, legal right, capacity and authority to execute and deliver this Agreement, and each Ancillary Instrument to which any member of the Buyer Group is a party, perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby. This Agreement and each Ancillary Instrument to which a member of the Buyer Group is a party has been duly authorized by all necessary corporate action on the part of such member of the Buyer Group. This Agreement has been duly executed and delivered by each member of the Buyer Group and is, and each Ancillary Instrument to which a member of the Buyer Group is a party when executed and delivered will be, a valid and binding obligation of such member of the Buyer Group, enforceable against such member of the Buyer Group in accordance with its terms, subject to
(a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) equitable principles of law.

       5.3 No Violations; Governmental Filings.

       (a) The execution, delivery and performance of this Agreement, and each Ancillary Instrument to which a member of the Buyer Group is a party, by each member of the Buyer Group does not, and the consummation by each member of the Buyer Group of the transactions contemplated hereby and thereby will not, (i) violate any provision of the Certificate of Incorporation and Bylaws of any member of the Buyer Group, (ii) violate any provision of any Contract to which any member of the Buyer Group is a party or by which any of its properties or assets may be bound or otherwise subject or (iii) violate any Order of any Government Entity or any Law, applicable to any member of the Buyer Group or any of its properties or assets.

       (b) Except as set forth in Schedule 5.3(b), no filing, notice or registration with any Governmental Entity is required by any member of the Buyer Group in connection with the execution, delivery and performance of this Agreement, or any Ancillary Instrument to which a member of the Buyer Group is a party, or the consummation by any member of the Buyer Group of the transactions contemplated hereby and thereby.

       6. Covenants and Agreements.

       6.1 [intentionally omitted].

       6.2  Escrow  Agreement.  At  the  Closing,  Shareholders,   Shareholders'
Representative and Buyer shall execute and deliver an escrow agreement in the form of Exhibit F hereto (the "Escrow Agreement").

       6.3 Noncompetition; Confidentiality. Subject to the Closing, and as an inducement to Buyer and Parent to execute this Agreement and complete the transactions contemplated hereby, and in order to preserve the goodwill associated with the business of Company, each Shareholder listed on Schedule 6.3 (the "Non-Compete Shareholders") hereby covenants and agrees as follows:

       (a) Covenant Not to Compete. For a period of five years from the Closing Date, no Non-Compete Shareholder will directly or indirectly:

              (i) engage in, continue in or carry on any business which competes with the Business or is substantially similar thereto, including owning or controlling any financial interest in any corporation, partnership, firm or other form of business organization which is so engaged;

              (ii) consult with, advise or assist in any way, whether or not for consideration, any corporation, partnership, firm or other business organization which is now or becomes a competitor of Company or the Surviving Corporation in any aspect with respect to the Business, including, but not limited to, advertising or otherwise endorsing the products of any such competitor; soliciting customers or otherwise serving as an intermediary for any such competitor; loaning money or rendering any other form of financial assistance to or engaging in any form of business transaction on other than an arm's length basis with any such competitor;

              (iii) offer employment to an employee of Company or the Surviving Corporation, without the prior written consent of Parent; or

              (iv) engage in any practice the purpose of which is to evade the provisions of this covenant not to compete or to commit any act which adversely affects the Business;

       provided, however, that the foregoing shall not prohibit the ownership of securities of corporations which are listed on a national securities exchange or traded in the national over-the-counter market in an amount which shall not exceed 5% of the outstanding shares of any such corporation. The parties agree that the geographic scope of this covenant not to compete shall extend to all states, provinces or regions in which the Company is currently engaged or has engaged in any aspect of the Business. The parties agree that the Buyer Group may sell, assign or otherwise transfer this covenant not to compete, in whole or in part, to any person, corporation, firm or entity that purchases all or part of the business of the Company. In the event a court of competent jurisdiction determines that the provisions of this covenant not to compete are excessively broad as to duration, geographical scope or activity, it is expressly agreed that this covenant not to compete shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such over broad provisions shall be deemed, without further action on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction.

       (b) Covenant of Confidentiality. No Non-Compete Shareholder shall at any time subsequent to the Closing, except as explicitly requested by Buyer, (i) use for any purpose, (ii) disclose to any person, or (iii) keep or make copies of documents, tapes, discs or programs containing, any confidential information concerning Company. For purposes hereof, "confidential information" shall mean and include, without limitation, all Intellectual Property in which Company has an interest, all customer lists and customer information, and all other information concerning Company's processes, apparatus, equipment, packaging, products, marketing and distribution methods, not previously disclosed to the public directly by Company.

       (c) Equitable Relief for Violations. Each Non-Compete Shareholder agrees that the provisions and restrictions contained in this Section 6.3 are necessary to protect the legitimate continuing interests of Buyer Group and the Surviving Corporation, and that any violation or breach of these provisions will result in irreparable injury to the Buyer Group for which a remedy at law would be inadequate and that, in addition to any relief at law which may be available to the Buyer Group for such violation or breach and regardless of any other provision contained in this Agreement, the Buyer Group shall be entitled to seek injunctive and other equitable relief as a court may grant after considering the intent of this Section 6.3.

       6.4 General Release. Upon Closing, each of the Shareholders absolutely, unconditionally and irrevocably releases and discharges the Surviving Corporation and the directors, officers, agents and employees of Company from all claims that any of the undersigned may have against the Company or its directors, officers, agents and employees, whether known or unknown, whether contingent or absolute, whether liquidated or unliquidated, whether foreseen or unforeseen, whether anticipated or unanticipated, whether suspected or unsuspected, whether arising in favor of any Shareholder as a result of his, her or its capacity as a stockholder, director, officer or employee of the Company or in any other capacity, and whether arising by operation of law or otherwise. Notwithstanding the foregoing, (i) this release shall not apply to any claim any Shareholder may have which arises after the Closing Date or arises under this Agreement or any document executed in connection herewith; and (ii) this release shall not apply to any claim any of the undersigned may have in his or her capacity as an employee of the Company for employment compensation for current periods and employee benefits generally applicable to all employees of the Company. In addition to and in no way limiting the generality of the foregoing, no Shareholder shall seek to enforce any obligation of contribution against the Company with respect to any of the representations or warranties contained in Article 3 or with respect to the performance of any of the covenants made by Company herein.

       6.5 Conduct of the Business by the Company Pending the Closing. During the period from the date hereof to the Closing, the Company covenants, and each Shareholder covenants, to cause the Company, to conduct its business in the ordinary course, consistent with past practice. Without limiting the generality of the foregoing, unless otherwise expressly provided in this Agreement, prior to the Closing, the Company covenants that it will not and the Shareholders covenant to use their commercially reasonable efforts so that the Company will not:

       (a) issue or sell any stock or any other security;

       (b) declare or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) to any of its stockholders;

       (c) make any loans, advances or capital contributions to, or investments in, any other person or entity (other than loans or advances to employees in accordance with past practices);

       (d) sell, lease or otherwise dispose of any of its properties or assets, except for sales in the ordinary course of business and consistent with past practice;

       (e) make any capital expenditure or commitment for additions to property, plant, equipment or other capital assets in excess of $100,000;

       (f) take any action which materially adversely affects the rights and franchises of Company, the business organization of Company or the Company's present relationships with suppliers and customers and others having business relationships with Company;

       (g) enter into any Contract, except Contracts which are in the ordinary course of business and consistent with past practice, are not material to the Company (individually or in the aggregate) and would not have been required to be disclosed in the Disclosure Schedule had they been in existence on the date of this Agreement;

       (h) amend its Certificate of Incorporation or Bylaws or make any changes in authorized or issued capital stock;

       (i) directly or indirectly (through a representative or otherwise) solicit or furnish any information to any prospective buyer, commence, or conduct presently ongoing, negotiations with any other party or enter into any agreement with any other party concerning the sale of Company, Company's assets or business or any part thereof or any equity securities of Company (an "Acquisition Proposal"); or

       (j) enter into any agreement to do, or take, or agree in writing or otherwise to take or consent to, any of the foregoing actions.

       6.6 Access to Information. Between the date of this Agreement and the Closing, the Company's officers, directors, employees, agents, accountants and counsel to, upon reasonable notice, shall (a) afford the officers, employees and authorized agents, accountants, counsel and representatives of the Buyer Group complete access, during normal business hours, to (i) the offices, properties, plants, other facilities, books, Contracts, documents and records of the Company and any records concerning the Company maintained and accumulated by its representatives, and (ii) those officers, directors, employees, agents, accountants and counsel of the Company who have any knowledge relating to the Company or the Company's business; (b) furnish to the officers, employees and authorized agents, accountants, counsel and representatives of the Buyer Group such additional financial and operating data and other information regarding the Company or the Company's business (including, without limitation, any Contracts, licenses and patents in effect as of the date hereof and any Contracts, or licenses being negotiated or entered into between the date hereof and the Closing Date), properties and goodwill of the Company as the Buyer Group may from time to time request; (c) with and only with the prior written consent of the Shareholders' Representative, allow the Buyer Group access to any properties for the purposes of conducting environmental, safety and health audit activities (including sampling); and (d) with the prior consent of the Shareholders in each instance, allow access to vendors, customers, manufacturers of its machinery and equipment, and others having business dealings with Company.

       6.7 HSR Filings; Consents.

       (a) The Company, the Shareholders, and the Buyer Group will promptly take all actions necessary and shall promptly cooperate with each other party with regard to any filing required under the HSR Act, and shall use all reasonable efforts, and cooperate with each other, to promptly comply with any request for additional information in connection therewith.

       (b) Prior to the Closing, the Company shall use its best efforts to obtain the consents set forth on Schedule 6.7(b).

       (c) Prior to the Closing, the Company shall use all reasonable efforts to obtain an estoppel certificate or status letter, in a form acceptable to Buyer Group, from the landlord under each lease of real property comprising all or any portion of a Material Facility.

       6.8 Public Statements. Announcements concerning the transactions provided for in this Agreement by Buyer Group, Company or Shareholders may be subject to the approval of the other parties in all essential respects, except that approval of the Shareholders or Company shall not be required as to any statements or other information which Parent may submit to the Securities and Exchange Commission or Parent's stockholders or be required to make pursuant to any rule or regulation of the Securities and Exchange Commission, the American Stock Exchange or any other national securities exchange on which the securities of Parent are traded, or otherwise be required to make by Law. Shareholders shall act hereunder only through Shareholders' Representative.

       6.9 Repayment of Indebtedness. At or prior to the Effective Time, the Buyer shall satisfy in full and retire all outstanding indebtedness of the Company under that certain Loan and Security Agreement dated October 14, 1994, by and between the Company and The Provident Bank (and as amended from time to time, the "Provident Loan Agreement") and all notes, loan agreements and other documents and instruments evidencing, securing or otherwise pertaining to the Provident Loan Agreement.

       6.10 Payment of Management Bonus. At the Effective Time, the Company shall pay to certain management personnel of the Company the "Management Bonus" described on Schedule 6.10.

       6.11 Payment of Transactional Fees. At the Effective Time, the Company shall pay to Stonebridge Associates, LLC, Parker Chapin Flattau & Klimpl, LLP, attorneys for the Company and the Shareholders and such other accountants and consultants the fees set forth on Schedule 6.11 for services rendered in connection with the transactions contemplated herein.

       6.12 Tax Returns.

       (a) After the Closing Date, the Buyer and the Shareholders shall each make available to the other, upon reasonable request, all information, records or other documents relating to Company Taxes and shall preserve all such information, records or other documents until after the expiration of any applicable statute of limitations (including extensions).

       (b) After the Closing, the Shareholders and the Buyer each shall:

              (i) assist (and cause the Company and its personnel to assist at no charge) the Company in preparing any Company tax returns in accordance with this Section 6.12;

              (ii) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any tax returns with respect to the Company;

              (iii) make available to the other and to any tax authority as reasonably requested all information, records, and documents relating to taxes of the Company;

              (iv) provide timely notice to the other in writing of any pending or threatened tax audits or assessments with respect to the Company for taxable periods for which the other may have a liability under Article 10 hereof; and

              (v) furnish the other with copies of all correspondence received from any tax authority in connection with any tax audit or information request with respect to any taxable period for which the other may have a liability under Article 10 hereof.

       6.13 Appraisal Rights. Shareholders' Representative and each Shareholder will be responsible for and take all actions necessary to resolve any claims for appraisal rights under the DGCL by any Dissenting Shareholder. Each party hereto will keep each other party hereto fully informed and aware of any events relating to any claims for appraisal rights under the DGCL by any Dissenting Shareholder.

       6.14 Other Actions. Each of the parties hereto shall use all reasonable efforts to (i) take, or cause to be taken, all actions, (ii) do, or cause to be done, all things, and (iii) execute and deliver all such documents, instruments and other papers, as in each case may be necessary, proper or advisable under applicable laws, or reasonably required to in order to carry out the terms and provisions of this Agreement and to consummate and make effective the transactions contemplated hereby.

       6.15 Indemnification of Directors and Officers and Controlling Persons.

       (a) For a period of six (6) years after the Effective Time, Parent shall cause Company to insure and guaranty that the provisions with respect to indemnification by the Company now existing in favor of any of the present and former directors and officers of the Company (all of the foregoing, together with their respective heirs and representatives, the "Indemnified Parties"), as set forth in its certificate of incorporation or by laws or pursuant to other agreements (including any insurance policies), shall survive the transactions contemplated by this Agreement, and shall not be amended, repealed or modified in any manner as to adversely affect the rights of such Indemnified Parties. Parent agrees that, from and after the Effective Time, it shall cause Company to maintain, for not less than six years from the Effective Time, the current policies of directors' and officers' liability insurance maintained by the Company; provided that the Company may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the Indemnified Parties; provided, further, that neither Parent nor Company shall be under any obligation to indemnify any Indemnified Party under this
Section   6.15  for  any  breach  by  an   Indemnified   Party  of  any  of  its
representations, warranties or covenants set forth herein or for any acts, omissions or other matters described in clauses (i) - (iii) of Section 10.1 hereof.

       (b) If the Company or any of its successors or assigns (i) reorganizes or consolidates with or merges into any other person and is not the resulting, continuing or surviving corporation or entity of such consolidation or merger or
(ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of the surviving company assume the obligations set forth in this Section 6.15.

       (c)  Anything to the  contrary  notwithstanding,  nothing in this Section
6.15 shall limit the right of the Buyer Group from asserting its rights to indemnification from the Shareholders under Article 10.

       (d) This Section 6.15 shall survive the Closing of any of the transactions contemplated hereby, is intended to benefit the Indemnified Parties (each of which shall be entitled to enforce this Section 6.15 against the Surviving Corporation as a third party beneficiary of this Agreement), and shall be binding on all successors and assigns of Surviving Corporation.

       6.16 Severance. If within twelve (12) months of the Closing Date any of the persons set forth in Section 6.1 are terminated from employment with the Company and are entitled due to such termination to any severance payments under an Officer Agreement identified in Schedule 3.18(a), the Shareholders shall pay to the Company an amount equal to one-half of the amount of such severance payments made to such person pursuant to such Officer Agreement.

       7. Conditions to the Closing.

       7.1 Conditions Precedent to the Shareholders' Obligations to Close. The obligations of the Shareholders to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver by the Shareholders, at or prior to the Closing, of the following conditions:

       (a) the representations and warranties of the Buyer Group contained in this Agreement shall be true and correct in all material respects as of the date made and as of the Closing Date as if made on and as of the Closing Date;

       (b) the Buyer Group shall have performed in all material respects its obligations under this Agreement (including delivery of the items and performance of the actions required, as specified in Section 8.1) required to be performed by it at or prior to the Closing pursuant to the terms hereof;

       (c) any waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated; and

       (d) the consents required to be obtained by the Company under this Agreement shall have been obtained.

       7.2 Conditions Precedent to the Buyer Group's Obligations to Close. The obligations of the Buyer Group to consummate the transactions contemplated hereby shall be subject to the satisfaction or written waiver by each member of the Buyer Group, at or prior to the Closing, of the following conditions:

       (a) the representations and warranties of the Company and the Shareholders contained in this Agreement shall be true and correct in all material respects as of the date made and as of the Closing Date as if made on and as of the Closing Date;

       (b) the Company and the Shareholders shall have performed in all material respects each of their obligations under this Agreement (including delivery of the items and performance of the actions required as specified in Section 8.2) required to be performed by them at or prior to the Closing pursuant to the terms hereof;

       (c) any waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated;

       (d) the Company shall have obtained the consents set forth on Schedule 7.2(d);

       (e) the Company shall have delivered to the Buyer Group a fully executed Shareholders' Consent;

       (f) no Litigation shall have been commenced or threatened, and no investigation by any Government Entity shall have been commenced, against Buyer Group, Company, or

Shareholder or any of the affiliates, officers or directors of any of them, with respect to the transactions contemplated hereby;

       (g) the Company shall have delivered to the Buyer Group a written release from each party, other than the Company, to each Contract (i) either set forth on Schedule 3.23 or (ii) of the type described in Section 3.23(b) to which the Company has been a party during the six months prior to the date hereof, in each case terminating such Contract and releasing the Company from all obligations under such Contract and certifying that all amounts owed to such party by the Company under such Contract have been paid in full;

       (h) the Company shall have delivered to the Buyer Group a list of all checks received by a Company branch office from customers of the Company which as of the Closing Date have not yet been deposited in a Company Bank Account (the "Branch Check List") and the Branch Check List shall be true and correct in all respects;

       (i) the Company shall have delivered to the Buyer Group Stockholder and Board of Directors consent actions authorizing the actions of the Company's directors and officers for certain periods prior to the Closing in a form reasonably satisfactory to Buyer Group; and

       (j) the Company shall have delivered to the Buyer Group a certificate executed by the secretary of the Company certifying (i) the signatures of the officers of the Company executing this Agreement or any Ancillary Instrument and
(ii) the identities of each holder of Common Stock, Series A Preferred Stock or Cumulative Preferred Stock and the number of each class of shares held by such holder immediately prior to the Effective Time.

       8. Closing Deliveries and Actions.

       8.1 By the Buyer Group. At the Closing, the Buyer Group shall:

       (a) cause payment to be made to the Escrow Agent in accordance with the terms of Section 2.2(b);

       (b) cause payment to be made to The Provident Bank in accordance with the terms of Section 6.9;

       (c) cause  payment of the  Management  Bonus in  accordance  with Section
6.10;

       (d) cause payment to be made to Stonebridge Associates, LLC in accordance with the terms of Section 6.11;

       (e) cause payment to be made for all other outstanding professional services in accordance with Section 6.11;

       (f) cause payment to be made to the Shareholders' Representative in accordance with Section 2.2;

       (g) deliver to Shareholders a certificate executed by an executive officer of the Buyer attesting to the satisfaction of the conditions set forth in Section 7.1(a) and 7.1(b);

       (h) deliver to Shareholders the Escrow Agreement, executed by each member of the Buyer Group; and

       (i) deliver to Shareholders the opinion of Foley & Lardner, counsel to the Buyer Group, substantially in the form attached as Exhibit 8.1(i).

       8.2 By the Shareholders. At the Closing, there shall also be delivered to the Buyer:

       (a) the stock certificates representing the shares of stock of the Company owned by the Shareholders, duly endorsed in blank or accompanied by stock transfer powers and the minute books, stock certificate books and stock transfer ledgers of the Company;

       (b) a certificate executed by the Shareholders' Representative (as hereinafter defined) attesting to the satisfaction of the conditions set forth in Section 7.2(a), 7.2(b) and 7.2(h);

       (c) a certificate with respect to the Company from the state of Delaware and all jurisdictions in which the Company is qualified to do business attesting as to its good standing therein as of dates recent to the Closing Date;

       (d) the Certificate of Incorporation of the Company, certified as true and correct by the Secretary of State of the state of Delaware, and the Bylaws of the Company, certified as true and correct by the Secretary of the Company;

       (e)  the  Escrow   Agreement,   executed  by  each  Shareholder  and  the
Shareholders' Representative;

       (f) a tax, lien and judgment search showing no items not disclosed in the Disclosure Schedules;

       (g) the resignations, dated the Closing Date, of each Director and Officer;

       (h) the opinion of Parker Chapin Flattau & Klimpl, LLP counsel to the Shareholders and the Company, in the form attached as Exhibit 8.2(h); and

       (i) the consents required to be obtained by the Company or Shareholders under this Agreement, including without limitation the consents set forth in
Schedule 6.7(b).

       9. Termination. This agreement may be terminated prior to the Closing (a) by mutual written consent of the Buyer Group and the Shareholders or (b) by the Buyer Group, on the one hand, or the Shareholders, on the other hand, if the Closing shall not have occurred on or before February 28, 1999, provided the terminating party has not, through breach of a representation, warranty or consent, prevented the Closing from occurring on or before such date. Prompt written notice of any such termination shall be given to the other parties specifying the reason for such termination and upon any such termination this Agreement shall forthwith terminate without, however, any waiver of the rights of the parties for breaches of this Agreement.

       10. Indemnification.

       10.1 Indemnification by the Shareholders.

       (a) Each Shareholder, severally in the manner set forth in Section 10.1(b) and Section 10.1(c), hereby agrees to indemnify, defend and hold harmless each member of the Buyer Group, the Surviving Corporation and each of their respective directors, officers, employees and controlled or controlling persons ("Buyer's Affiliates") for all losses, liabilities, claims, damages, judgments, awards, costs and expenses (including without limitation, interest, penalties, court costs and attorneys fees and expenses) (collectively, "Damages") incurred by, asserted against, resulting to or imposed on any member of the Buyer Group, Buyer's Affiliates or the Surviving Corporation, directly or indirectly, as a result of or arising out of (i) the inaccuracy or breach of any representation or warranty of any Shareholder or the Company contained or made in this Agreement (regardless of whether such breach is deemed "material" for purposes of Section 7.2(a)) made by any Shareholder or the Company as of the date of this Agreement or the Closing Date; (ii) the breach by any Shareholder or the Company of any covenant, agreement or obligation of any Shareholder or the Company contained in this Agreement (regardless of whether such covenant is deemed "material" for purposes of Section 7.2(b)) made by any Shareholder or the Company as of the date of this Agreement or the Closing Date; or (iii) any assertion by any past or current stockholder of the Company in their capacity as a stockholder of (A) any claim for appraisal rights for shares of stock of the Company pursuant to the DGCL or any other applicable Law, or (B) any suit or action relating to the Merger or any of the transactions contemplated by this Agreement or any of the Ancillary Instruments or (C) any suit or action relating to any action taken by the stockholders and/or directors of the Company in their capacity as stockholders and/or directors of the Company. Regardless of the foregoing, however, breaches of representations and warranties contained in Sections 4.1, 4.2 or 4.3 hereof shall be subject only to several indemnification by the respective Shareholders who shall have made and breached such representations and warranties.

       (b) With respect to any Damages for which the Shareholders may be liable under this Section 10.1 (other than as set forth in the last sentence of Section 10.1(a)):

              (i) William J. Kidd and Carla G. Kidd shall be jointly and severally responsible for 30.42% of such Damages;

              (ii) James Sulat, the Stein 1995 Irrevocable Trust and Tradco (Barbados) Inc. shall be jointly and severally responsible for 26.96% of such Damages;

              (iii) Kurt L. Kamm and Judy L. Kamm shall be jointly and severally responsible for 21.18% of such Damages; and

              (iv) All of the Shareholders other than those named in items (i, (ii) and (iii) above (the "Remaining Shareholders") shall be jointly and severally responsible for 21.44% of such Damages in the manner set forth in Section 10.1(c).

       (c) An amount of Series A Cash Consideration equal to the maximum exposure of the Remaining Shareholders pursuant to Section 10.5(c) will, rather than be paid to the Remaining Shareholders, be paid to the Escrow Agent and held as a separate escrow fund under the Escrow Agreement (the "Additional Escrow Fund"). The Additional Escrow Fund will be held pursuant to the Escrow Agreement for a period of 18 months after the Closing and no amount thereof shall be released eight months after the Closing at the time certain other escrow funds are to be released under the Escrow Agreement. Any claim for Damages under
Section 10.1, with respect to the Remaining Shareholders' joint and several obligations for an aggregate of 21.44% of such Damages, shall be asserted only against the Additional Escrow Fund by the Buyer Group by notice to the Escrow Agent under Section 5 of the Escrow Agreement. To the extent no claim has been asserted by the Buyer Group with respect to Damages under Section 10.1 on the 18-month anniversary of the Closing (and after resolution of any claim that may be outstanding on such 18-month anniversary), any remaining portion of the Additional Escrow Fund shall be paid to the Shareholders' Representative for delivery to the Remaining Shareholders in amounts pro rata according to their ownership of shares of Series A Preferred Stock immediately prior to the Effective Time.

       10.2 Indemnification by the Company. The Company shall indemnify, defend and hold harmless each member of the Buyer Group and each of the Buyer's Affiliates for all Damages incurred by, asserted against, resulting to or imposed on any member of the Buyer Group or any of the Buyer's Affiliates, directly or indirectly, as a result of or arising out of (i) the breach of any representation or warranty of any Shareholder or the Company contained in this Agreement which occurs prior to the Closing Date; (ii) the breach by any Shareholder or the Company of any covenant, agreement or obligation of any Shareholder or the Company contained in this Agreement which occurs prior to the Closing Date; or (iii) any assertion by any past or current stockholder of the Company of any suit or action relating to the Merger or any of the transactions contemplated by this Agreement or any of the Ancillary Instruments. The indemnification obligations of the Company under this Section 10.2 shall only exist until, and shall be automatically terminated and extinguished upon, Effective Time.

       10.3 Indemnification by the Buyer Group. The Buyer Group shall indemnify Shareholders for any Damages as a result of (i) the breach of any representation or warranty made by the Buyer Group in this Agreement and (ii) the breach by any member of the Buyer Group of any covenant, agreement or obligation of the Buyer Group contained in this Agreement.

       10.4 Time Limitations. The Shareholders shall have no liability for indemnification with respect to any representation or warranty (other than the representations and warranties in Sections 3.14, 3.15, 4.1, 4.2 and 4.3) unless, on or before eighteen months after the Closing, a member of the Buyer Group notifies the Shareholders of a claim of indemnity specifying the basis thereof in reasonable detail. A claim for indemnification under Section 10.1(i) arising out of the inaccuracy or a breach of any representation or warranty set forth in
Section 3.14 (a "Tax Related Claim") may be made by any member of the Buyer Group, Buyer's Affiliates or the Surviving Corporation at any time until the expiration of the applicable statute of limitations (and any extension thereof, which extension shall require the consent of the Shareholders' Representative which shall not be unreasonably withheld). A claim for indemnification under
Section 10.1(i) arising out of the inaccuracy or a breach of any representation or warranty set forth in Section 3.15

(an "Environmental Claim") may be made by any member of the Buyer Group, Buyer's Affiliates or the Surviving Corporation at any time until the fifty-fourth month anniversary of the Closing. A claim for indemnification under Section 10.1(i) arising out of the inaccuracy or breach of any representation or warranty set forth in Section 4.1, 4.2 or 4.3 may be made by any member of the Buyer Group, Buyer's Affiliates or the Surviving Corporation at any time until the seventh anniversary of the Closing.

       10.5 Limitations on Amount; Order of Claims.

       (a) The Shareholders shall not have any liability for indemnification under Section 10.1(i) arising out of the inaccuracy or a breach of any representation or warranty of the Company or the Shareholders, (other than representations and warranties in Section 3.15) unless and until the total of all Damages incurred by the Buyer Group, Buyer's Affiliates or the Surviving Corporation exceeds $250,000 (the "Basket"), and then the Shareholders in the aggregate shall only be responsible for the Damages in excess of that amount. The Shareholders shall not have any liability for indemnification under Section 10.1(i) for any inaccuracy or breach of any representation or warranty of the Shareholders or the Company (other than representations and warranties in Section 3.15) unless and until the total of all Damages incurred by the Buyer Group, Buyer's Affiliates or the Surviving Corporation for a particular inaccuracy or breach of representation or warranty exceeds $10,000, (the "Mini-Basket") and, in such event, the amount of such item shall be counted for purposes of determining whether the Basket has been exceeded and, if the Basket has been exceeded, the Buyer Group, Buyer's Affiliates or the Surviving
Corporation shall be entitled to indemnification for such breach to the extent the Basket would then be exceeded. Notwithstanding the foregoing, neither the Basket nor the Mini-Basket shall apply to Damages incurred by Buyer Group, Buyer's Affiliates or the Surviving Corporation arising out of or relating to Environmental Claims.

       (b) In the event of any indemnification claim for Damages under Section 10.1, the Buyer Group, Buyer's Affiliates or the Surviving Corporation shall seek indemnification in the following manner: (i) first, from the Additional Series A Consideration in accordance with the terms and conditions of the Escrow Agreement, (ii) second, to the extent that such Damages have not already been satisfied in the manner set forth in Section 10.5(b)(i), then by a reduction of the Note by the amount of such Damages not already satisfied and (iii) then the Buyer Group, Buyer's Affiliates or the Surviving Corporation shall be entitled to receive payment for the balance of such Damages from the Shareholders as contemplated in Section 10.1(b) and Section 10.1(c); provided, however, and notwithstanding the foregoing, Buyer Group, Buyer's Affiliates or the Surviving Corporation may seek indemnification from any or all Shareholders for any breach by any Shareholder of its obligations set forth in Sections 2.3(d), 2.4, 2.5, 10.11(c) or 6.16 without first seeking indemnification from the Additional Series A Consideration or through a reduction of the Note. Any amounts due and payable to another party pursuant to Sections 2.3(d), 2.4, 2.5, 10.11(c) and 6.6 shall bear interest at a rate of 1 1/2% per month until paid by the party owing.

       (c) The maximum aggregate liability of the Shareholders for Damages under
Section 10.1 shall be:

              (i) for all  Damages  other  than with  respect  to  Environmental
       Claims or claims for indemnification under Section 10.1(iii) (a "Shareholder Claim"), a maximum of $1,500,000 (such claims "General Claims");

              (ii) for Damages with respect to Environmental Claims (exclusive of amounts owed under 10.11(c)), a maximum of $1,750,000 and subject to the provisions of subsection (d) below (less any damages for General Claims or Shareholder Claims); and

              (iii) for Damages with respect to Shareholder Claims, a maximum of $3,000,000 (less any Damages for General Claims and Environmental Claims).

       (d) In the event Shareholders' liability for Damages exceeds $1,500,000 and Buyer Group, Buyer's Affiliates or the Surviving Corporation shall seek indemnification for an Environmental Claim, Shareholders shall be responsible for providing indemnification for such Environmental Claim in an amount equal to fifty percent (50%) of the Environmental Claim until the aggregate liability reaches the maximum described in Section 10.5(c)(ii) above.

       10.6 Procedure for Indemnification--Third Party Claims other than Taxes.

       (a) Except in the case of any action, suit or proceeding, or written threat thereof relating to a Tax Claim, promptly after receipt by an indemnified party of written notice of the commencement against it by any third party (including but not limited to any Governmental Entity) of any action, suit or proceeding, or written threat thereof, such indemnified party will, if a claim is to be made against an indemnifying party under this Article 10, give notice to the indemnifying party thereof. The indemnified party shall furnish to the indemnifying party in reasonable detail the information possessed by the indemnified party with respect to such indemnification claim.

       (b) The indemnifying party shall have 30 days after the notice from the indemnified party to notify the indemnified party in writing of its election to defend the third party claim or demand on behalf of the indemnified party. If the indemnifying party elects to defend such third party claim or demand, the indemnified party shall make available to the indemnifying party all materials reasonably required for that purpose and shall otherwise assist and cooperate with the indemnifying party in the defense of such third party claim or demand, and so long as the indemnifying party is defending such third party claim in good faith, the indemnified party shall not pay, settle or compromise such third party claim or demand. If the indemnifying party elects to defend such third party claim or demand, the indemnifying party shall have the right to control the defense of such third party claim or demand, at the indemnifying party's own expense. If the indemnifying party does not elect to defend such third party claim or demand or does not defend such third party claim or demand in good faith, the indemnified party shall have the right, in addition to any other right or remedy it may have hereunder, at the indemnifying party's expense, to defend such third party claim or demand.

       10.7 Procedure for Indemnification - Tax Claims.

       (a)  If  a  notice  of  deficiency,   proposed  adjustment,   adjustment,
assessment, audit, examination or other administrative or court proceeding, suit, dispute or other claim (a "Tax

Claim") shall be delivered, sent, commenced or initiated to or against the Buyer by any Tax authority with respect to Taxes for which the Buyer is entitled to indemnification from the Shareholders, the Buyer shall promptly notify the Shareholders in writing of the Tax Claim.

       (b) If the Tax Claim relates to any period of time prior to the Closing Date, the Shareholders may, within 30 days after written notice from the Buyer, assume and control the defense of such Tax Claim at their own cost and expense, subject to Section 10.5(a), and with their own counsel, and the Buyer agrees to cooperate with the Shareholders in pursuing such contest. If the Shareholders elect to assume the defense of any such Tax Claim, notwithstanding anything to the contrary contained herein: (i) the Shareholders shall consult with the Buyer and shall not enter into any settlement or make a payment with respect to any such Tax Claim without the Buyer's consent (which consent is within the reasonable discretion of the Buyer); (ii) the Shareholders shall keep the Buyer informed of all material developments and events relating to any such Tax Claim; and (iii) at its own cost and expense, the Buyer shall have the right to participate in (but not to control) the defense of any such Tax Claim.

       (c) In connection with the contest of any Tax Claim that the Shareholders have the right to control but do not timely elect to control pursuant to Section 10.7(b) hereof or any Tax Claim which relates to any period of time after the Closing Date, such contest shall be controlled by the Buyer, and the Shareholders agree to cooperate with the Buyer in pursuing such contest.

       10.8 Mitigation of Damages. Anything to the contrary contained herein notwithstanding, in all events, any party who may have any claim for indemnity hereunder shall take all commercially reasonable steps to mitigate the Damages that arise in connection with such matters.

       (a) No party shall have any liability to another party under this Article 10 for Damages to the extent that such Damages relate to a liability or matter with respect to which the indemnified party has made recovery from an insurance company or from the person causing the damages, to the extent of such recovery.

       (b) If the indemnifying party makes any payment pursuant to this Article 10 or otherwise by reason of the transactions contemplated by this Agreement or the other documents executed hereunder under any theory of recovery, the indemnifying party shall be subrogated, to the extent of such payment and to the extent permitted by law, to any rights and remedies of the indemnified party to recoup amounts paid from third parties with respect to the matters giving rise to indemnification hereunder.

       (c) The obligation of an indemnifying party shall be adjusted so as to give effect to any net reduction in federal, state or local income tax liability determined on a consolidated basis to which the party being indemnified hereunder will be actually entitled in connection with the satisfaction by the indemnifying party of any indemnification claim brought by the party being indemnified.

       (d) The remedies provided in this Article 10 shall be exclusive as to any claim by a party under this Agreement or any other document executed hereunder or arising out of the transactions provided for herein and therein and shall preclude assertion by any party of any other rights or the seeking of any other remedies against another party, including, without limitation, any rights or remedies such party may have under any Environmental Law.

       10.9 Knowledge and Material Qualifiers. For purposes of determining whether and the extent to which Buyer Group, Buyer's Affiliates or Surviving Corporation are able to seek indemnification from the Shareholders under Section 10.1(i) for the inaccuracy or breach of any representation or warranty of any Shareholder or the Company, the use of the term "Knowledge" or "Material", when capitalized herein, as a qualifier in any such representation or warranty shall be disregarded and all claims for such indemnification shall be determined as if neither term was present in such representation or warranty. The parties hereto expressly acknowledge that the sole purpose for using the term "Knowledge" or "Material", when capitalized herein, in any representation or warranty is to determine whether the Company and the Shareholders have satisfied the Closing condition set forth in Section 7.2(a).

       10.10 Recovery of Legal Fees and Expenses. In the event that a party hereto shall assert a claim for indemnification against any other party hereto and it shall be determined that the asserting party is not entitled for indemnification with respect to such claim, the asserting party shall promptly pay to the non-asserting party all of the non-asserting party's expenses
(including but not limited to legal fees and expenses) incurred by the non-asserting party in investigating, negotiating, litigating, arbitrating and/or otherwise addressing such claim.

       10.11 Certain Environmental Matters.

       (a) The Shareholders shall only be liable for Damages incurred by the Surviving Corporation as a result of a breach of a representation or warranty in
Section 3.15 where: (i) the Surviving Corporation is required by a Governmental Entity to incur such Damages; or (ii) the Surviving Corporation incurs such Damages to meet the requirements of any Environmental Law.

       (b) The Surviving Corporation shall not initiate any sampling activities on the property unless: (i) the Surviving Corporation is required by a Governmental Entity to perform such activities; (ii) the Surviving Corporation performs such activities to meet the requirements of any Environmental Law;
(iii) the Surviving Corporation initiates such activities in connection with the potential purchase of any leased property by third parties; or (iv) Shareholders' Representative consents to the Surviving Corporation's performance of such activities.

       (c) The Shareholders shall reimburse the Surviving Corporation, severally in accordance with Section 10.1(b), for all costs and expenses incurred by the Surviving Corporation on or after the Closing Date to put the Surviving Corporation and its business, facilities and assets in minimum compliance with all Environmental Laws to the extent provided in Schedule 10.11(c) up to a maximum of $75,000. Buyer Group may not seek indemnification under this Article 10 for amounts reimbursed by the Shareholders under this Section 10.11(c)

       (d) For purposes of determining whether and to the extent to which Buyer Group, Buyer's Affiliates or Surviving Corporation are able to seek indemnification from the Shareholders under Section 10.1(i) for the inaccuracy or breach of any representation or warranty of any Shareholder or the Company set forth in Section 3.10(a), Section 3.10(b) or 3.15, the language "Except as set forth in Schedule 3.10(a)", "Except as set forth in Schedule 3.10(b)" and "Except as set forth in Schedule 3.15" contained in such sections, respectively, shall be disregarded and the information set forth in Schedule 3.10(a), Schedule 3.10(b) and Schedule 3.15 shall be deemed not to have been disclosed to the Buyer Group. The parties acknowledge that the sole purpose of including such schedules in the Disclosure Schedules is to determine whether the condition set forth in Section 7.2(a) has been met by the Company and the Shareholders for purposes of Closing.

       10.12 Breach of Independent Contractor Representation. The Shareholders shall not be liable for Damages incurred by the Surviving Corporation as a result of a breach of a representation or warranty contained in Section 3.26 in the event of any change in the Surviving Corporation's treatment of the Independent Contractors from the manner of treatment by the Company prior to the date hereof.

       11. Miscellaneous.

       11.1 Disclosure Schedule. Information set forth in the disclosure schedules to this Agreement (collectively referred to herein as the "Disclosure Schedule") specifically refers to the article and section of this Agreement to which such information is responsive and such information shall not be deemed to have been disclosed with respect to any other article or section of this Agreement or for any other purpose. The Disclosure Schedule shall not vary, change or alter the language of the representations and warranties contained in this Agreement and, to the extent the language in the Disclosure Schedule does not conform in every respect to the language of such representations and warranties, such language shall be disregarded and be of no force or effect.

       11.2 Shareholders' Representative. Each Shareholder hereby designates and appoints William J. Kidd as the exclusive agent, attorney-in-fact and representative (the "Shareholders' Representative") for and on behalf of each such Shareholder with full power of substitution, to:

       (a) receive and accept service of any and all notices, requests and other communications to be delivered to the Shareholders in accordance with the terms of this Agreement including, without limitation, service of all legal process;

       (b)  pay  all  Merger   Consideration   received  by  the   Shareholders'
Representative to the holders of the Common Stock, Cumulative Preferred Stock and Series A Preferred Stock in accordance with this Agreement;

       (c) send to the Buyer or its successors or assigns any and all notices, requests and other communications in accordance with the terms of this Agreement; and

       (d) be each Shareholder's sole and exclusive representative to communicate, respond, consent, confess, answer or otherwise act with respect to any matter arising out of or involving this Agreement (including, without limitation, all notices, requests and demands by the Buyer Group claiming for indemnification under this Agreement). In the event of, and from the time of the death or disability of William J. Kidd, the Buyer Group shall continue to address all notices, requests and other communications to the remaining party or parties, until there is delivered to the Buyer Group an instrument duly executed by all the Shareholders or their legal representatives appointing a successor to such deceased or disabled person(s) on all of the same terms and conditions as set forth herein.

       11.3 Company's Knowledge. Whenever a representation made by Company in this Agreement is subject to the qualification of "knowledge" or "Knowledge," such representation is based upon the knowledge of any of the Directors or Officers after due inquiry and investigation.

       11.4 Amendments. This agreement can be amended, supplemented or modified, any provision hereof may be waived, only by a written instrument making specific reference to this Agreement signed by the party against whom the same is sought to be enforced.

       11.5 Waiver. No course of dealing of any party hereto, no omission, failure or delay on the part of any party hereto in asserting or exercising any right hereunder, and no partial or single exercise of any right hereunder by any party hereto shall constitute or operate as a waiver of any such right or any other right hereunder. No waiver of any provision hereof shall be effective unless in writing and signed by or on behalf of the party to be charged therewith. No waiver of any provision hereof shall be deemed or construed as a continuing waiver, as a waiver in respect of any other or subsequent breach or default of such provision, or as a waiver of any other provision hereof unless expressly so stated in writing and signed by or on behalf of the party to be charged therewith.

       11.6 Jurisdiction. This agreement shall be governed by the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies. Jurisdiction and venue of any suit or action to enforce this Agreement or for indemnification under the provisions of Article 10 hereof shall rest solely in any state or federal court located in the State of Delaware and the Buyer, the Company and each Shareholder hereby submits to the personal jurisdiction of the state and federal courts in Delaware for the purpose of resolving any and all matters arising under or in respect of this Agreement and agrees that personal service upon each such party may be made by delivery thereof to such party at the address specified herein.

       11.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter's confirmation of a receipt of a facsimile transmission or (b) confirmed delivery by a standard courier service or delivery by hand at the following addresses (or at such other address for a party as shall be specified by like notice):

                           if to the Company, to:

                           Heartland Industries, Inc.
                           11590 North Meridian, Suite 690
                           P.O. Box 1770
                           Carmel, Indiana  46032
                           Facsimile:  (317) 575-9962
                           with a copy to:

                           Edward R. Mandell, Esq.
                           Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                           New York, New York 10036
                           Facsimile: (212) 704-6288

                           if to the Shareholders, to:

                           William J. Kidd
                           Kidd & Company, LLC
                           Three Pickwick Plaza
                           Greenwich, CT  06830
                           Facsimile: (203) 661-1839

                           with a copy to:

                           Edward R. Mandell, Esq.
                           Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                           New York, New York 10036
                           Facsimile: (212) 704-6288

                           if to the Buyer Group or Surviving Corporation, to:

                           Frederic L. Contino, Chief Executive Officer
                           PlayCore, Inc.
                           1212 Barberry Drive
                           Janesville, Wisconsin 53545
                           Facsimile: (608)755-4763

                           with a copy to:

                           Benjamin F. Garmer, III, Esq.
                           Foley & Lardner
                           Firstar Center
                           777 East Wisconsin Avenue
                           Mlwaukee, Wisconsin 53202-5367
                           Facsimile: (414) 297-4900

       11.8 Entire Agreement. This agreement (together with the Schedules and Exhibits hereto) and the agreements and documents delivered pursuant to this Agreement, constitute the entire agreement of the parties with respect to the
subject  matter  hereof,   and   collectively   supersede
all other prior or contemporaneous negotiations, commitments, agreements and understandings (whether written or oral), between the parties with respect to the subject matter hereof. The covenants, representations, warranties, terms and conditions of this Agreement represent a negotiated allocation of the economic risks of this transaction and shall be unaffected by any investigation heretofore or hereafter made by Buyer Group, or any knowledge of Buyer Group other than as specifically disclosed in the Disclosure Schedule delivered to Buyer Group at the time of the execution of this Agreement.

       11.9 Further Assurances. Each party hereto covenants and agrees promptly to execute, deliver, file or record such agreements, instruments, certificates and other documents and to perform such other and further acts as the other party hereto may reasonably request or as may otherwise be necessary or proper to consummate and perfect the transactions contemplated hereby.

       11.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, or unenforceable, then (a) such provision, covenant or restriction shall be construed by limiting and reducing it so as to be enforceable to the fullest extent permitted under applicable law and shall thereupon be enforced as so limited and reduced and (b) the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

       11.11 Assignment. This agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. This agreement is not intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

                                    HI ACQUISITION CORP.

                                    By: /s/Richard E. Ruegger
                                    Name:  Richard E. Ruegger
                                    Title: Vice President - Finance
                                           and Secretary


                                    PLAYCORE WISCONSIN, INC.

                                    By: /s/Richard E. Ruegger
                                    Name:  Richard E. Ruegger
                                    Title: Vice President - Finance
                                           and Treasurer





                           [Intentionally Left Blank]

HEARTLAND INDUSTRIES, INC. (DE)

By: /s/Richard R. Hettlinger
    Richard R. Hettlinger, President


                                           The UCLA-Kamm Unitrust, Shareholder
/s/William J. Kidd
William J. Kidd, Shareholder               By:     /s/Kurt C. Kamm
                                                   Kurt C. Kamm, Trustee

/s/Carla G. Kidd                                   /s/Judy L. Kamm
Carla G. Kidd, Shareholder                         Judy L. Kamm, Trustee


/s/Kurt L. Kamm
Kurt L. Kamm, Shareholder                  Stein 1995 Irrevocable Trust,
                                            Shareholder

                                           By:     /s/Issac Stein
Judy L. Kamm                                       Issac Stein, Trustee
Judy L. Kamm, Shareholder


/s/James Sulat                             Tradco (Barbados) Inc., Shareholder
James Sulat, Shareholder
                                           By:/s/
                                           Name:
/s/Frank LaHaye                            Title:
Frank LaHaye, Shareholder

                                           Peregine Ventures II,. L.P.,
                                            Shareholder

/s/Gene Miller                             By:/s/
Gene Miller, Shareholder                   Name:
                                           Title: